UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2018 (June 6, 2018)

NATIONAL ENERGY SERVICES REUNITED CORP.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38091	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Blvd., Suite 730 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 925-3777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (“Report”) contains forward-looking statements in the sections captioned “Description of Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Plan of Operations” and elsewhere. Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of these terms) may identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Report may include, without limitation, statements regarding the plans and objectives of management for future operations, projections of income or loss, earnings or loss per share, capital expenditures, dividends, capital structure or other financial items, our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”), and the assumptions underlying or relating to any such statement.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the accuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation:

●	The inability to maintain the listing of our ordinary shares on the NASDAQ Capital Market following the Business Combination;

●	The ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the price of oil, natural gas, natural gas liquids, competition and the ability of the combined business to grow and manage growth profitably;

●	Costs related to the proposed Business Combination;

●	Estimates of our future revenue, expenses, capital requirements and our need for financing;

●	The risk of legal complaints and proceedings and government investigations;

●	Our financial performance;

●	Success in retaining or recruiting, or changes required in, our officers, key employees or directors following the Business Combination;

●	Current and future government regulations;

●	Developments relating to our competitors;

●	Changes in applicable laws or regulations;

●	The possibility that NESR may be adversely affected by other economic and market conditions, political disturbances, war, terrorist acts, international currency fluctuations, business and/or competitive factors; and

●	Other risks and uncertainties, set forth in the Proxy Statement (as defined below) in the section entitled “Risk Factors” beginning on page 32 of the Proxy Statement.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this Report to reflect any new information or future events or circumstances or otherwise, except as required by law. Readers should read this Report in conjunction with the discussion under the caption “Risk Factors,” our financial statements and the related notes thereto in this Report, and other documents which we may file from time to time with the SEC.

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EXPLANATORY NOTE

National Services Reunited Corp., a British Virgin Islands corporation (“Company”), was incorporated in the British Virgin Islands as a company with limited liability on January 23, 2017 for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, or contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more businesses or entities.

On June 6, 2018 (“Closing Date”), the Company consummated the transactions contemplated by those certain stock purchase agreements dated November 12, 2017, namely the Stock Purchase Agreement (“NPS Stock Purchase Agreement”) for shares of NPS Holdings Limited (“NPS”) and the Agreement for the Sale and Purchase of Shares in Gulf Energy S.A.O.C. (“GES Stock Purchase Agreement” and, together with the NPS Stock Purchase Agreement, the “Stock Purchase Agreements”), along with related contracts, all of which collectively provide for: (i) our acquisition of all of the outstanding issued shares and other equity interests in NPS, and (ii) our acquisition, of all of the issued and outstanding shares of capital stock in Gulf Energy S.A.O.C. (“GES”).

Both NPS and GES shall be referenced hereafter as the “Target Companies.” The Target Companies and their consolidated subsidiaries shall be referenced hereafter as “NPS Group” and “GES Group,” respectively, and collectively as the “Target Group,” and the acquisitions of the Target Companies and related transactions collectively shall be referenced hereafter as the “Business Combination.”

As a result of the Business Combination, the Company will continue the business operations of the Target Companies as a publicly traded company under the name of National Energy Services Reunited Corp.

The Company was determined to be the accounting acquirer for accounting purposes and NPS the predecessor prior to the Business Combination. For the basis of presentation in future filings with the SEC, the historical financial statements prior to the Business Combination will be replaced with the historical financial statements of NPS.  Subsequent to the Business Combination, the financial statements of the Company will be presented on a consolidated basis.

As used in this Report, unless otherwise stated or the context clearly indicates otherwise, the terms “Company,” “Registrant,” “NESR,” “we,” “us” and “our” refer to National Energy Service Reunited Corp., giving effect to the Business Combination.

This Report contains summaries of the material terms of various agreements executed in connection with the Business Combination described herein. The summaries of these agreements are subject to, and are qualified in their entirety by reference to, these agreements, which are filed as exhibits hereto and incorporated herein by reference.

Prior to the Business Combination, we were a “shell company” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (“Exchange Act”). As a result of the Business Combination, we have ceased to be a “shell company.” The information contained in this Report constitutes the information necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1933, as amended (“Securities Act”).

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Item 1.01. Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference.

Item 2.01. Completion of Acquisition of Disposition of Assets.

THE BUSINESS COMBINATION AND RELATED TRANSACTIONS

The Business Combination

On November 12, 2017, NESR, entered into the following agreements to acquire 100% of the shares of two independent oil field service companies operating in the Middle East and North Africa, GES and NPS:

●

the NPS Stock Purchase Agreement entered among Abdulaziz Al-Dolaimi, Al Nowais Investments LLC, Arab Petroleum Investments Corporation, Castle SPC Limited, Fahad Abdulla Bindekhayel, OFS Investments Limited (collectively, the “NPS Selling Stockholders”), NPS, Hana Investments Co. WLL (“Hana Investments”) and NESR, pursuant to which the NPS Selling Stockholders agreed, to sell to the Company 100% of the NPS shares for cash and NESR ordinary shares valued at $10.00 per share and certain potential earn out amounts and Hana Investments agreed to exchange its shares in NPS for NESR ordinary shares valued at $11.244 per share, subject to NESR shareholder approval.

●	a Form of Relationship Agreement (the “ANI Relationship Agreement”) with Al Nowais Investments LLC (“ANI”), pursuant to which the Company agreed, until such time as ANI or its affiliates no longer hold at least 50% of the number of NESR ordinary shares acquired pursuant to the NPS Stock Purchase Agreement, to (i) nominate to the Company’s Board of Directors (the “Board”) a person designated by ANI and (ii) permit one additional representative of ANI to observe the meetings of the Board in a non-voting capacity;

●	a Form of Relationship Agreement (the “WAHA Relationship Agreement”) with WAHA Finance Company (“WAHA”) pursuant to which the Company agreed, until such time as WAHA or its affiliates no longer hold at least 50% of the number of NESR ordinary shares acquired pursuant to the NPS Stock Purchase Agreement, to (i) nominate to the Board a person designated by WAHA and (ii) permit one additional representative of WAHA to observe the meetings of the Board in a non-voting capacity;

●

the GES Stock Purchase Agreement among the Company and Mubadarah Investments LLC (“Mubadarah”), Hilal Al Busaidy (“Hilal”), and Yasser Said Al Barami (“Yasser” and together with Hilal, the “GES Founders”) and collectively (the “GES Selling Stockholders”), whereby the Company would acquire 61% of the outstanding shares of GES through a stock exchange for NESR ordinary shares valued at $10.00 per share. The GES Stock Purchase Agreement provided a contractual right to nominate two members to be appointed to the NESR Board;

●	a Contribution Agreement (“SV3 Contribution Agreement”) between the Company and SV3 Holdings, Pte Ltd (“SV3”), pursuant to which the Company would acquire 27.3% of GES shares from SV3 (the “SV3 Contribution”) in exchange for NESR ordinary shares valued at $10.00 per share;

●

a Shares Exchange Agreement between the Company and NESR Holdings Ltd., a British Virgin Island company (“Sponsor”), whereby the Sponsor would assign 11.7% of the outstanding shares of GES to NESR in exchange for NESR assuming certain outstanding liabilities of the Sponsor to the 11 private investors that funded Sponsor’s acquisition of 11.7% of the outstanding shares of GES (“GES Investors”); and

●	a Voting Agreement with SV3 (“SV3 Voting Agreement”), relating to the Company’s agreement to nominate for election to the Board a nominee of SV3 and to allow at least one additional observer to attend Board meetings so long as SV3 and its affiliates maintain a certain percentage of NESR shares that SV3 and its affiliates would acquire pursuant to the SV3 Contribution Agreement.

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The Business Combination was approved by NESR’s  shareholders at the special meeting in lieu of an annual meeting of shareholders (the “Special Meeting”) on May 18, 2018. At the Special Meeting, 26,238,964 ordinary share, were voted in favor of the proposal to approve the Business Combination, 123,129 ordinary shares were voted against the proposal, and holders of 14,620 ordinary shares abstained from voting on the proposal. In connection with the Business Combination, public shareholders holding 1,916,511 ordinary shares elected to have such shares redeemed for an aggregate amount of $19,379,614.

On June 6, 2018, NESR consummated the Business Combination and related transactions, including but not limited to an approximately $48.2 million drawdown on the Backstop, (as defined below) and a $50 million convertible loan borrowed from Hana Investments Co. WLL, all as described in further detail below.

As of the Closing Date and following the completion of the Business Combination and related redemptions, the Company had the following outstanding securities: (a) 85,562,769 ordinary shares, (b) 22,921,700 public warrants, and (c) 12,618,680 private warrants.

Prior to the Closing, NESR was a shell company (as defined in Rule 12b-2 of the Exchange Act) with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. After the Closing, the Company became a holding company whose assets primarily consist of interests in its subsidiaries, NPS and GES. The following information summarizes the material agreements and related transactions that were entered into and consummated in connection with the Business Combination.

The NPS Transaction

NPS Stock Purchase Agreement

The NPS Selling Stockholders agreed pursuant to the NPS Stock Purchase Agreement to sell to NESR and Hana Investments, by June 30, 2018 or at such later time as mutually agreed upon by the parties, 100% of the 370,000,000 outstanding NPS shares in two (2) separate closings. The total consideration to be paid to the NPS Selling Stockholders pursuant to the Hana Investments and the NESR closings, assuming no NPS Leakage (defined below) adjustments, will be $442.8 million in cash (including $150.0 million from Hana Investments) plus 11,318,828 ordinary shares of NESR valued at $10.00 per share. In addition, the NPS Selling Stockholders elected to declare a dividend after execution of the NPS Stock Purchase Agreement and receive a distribution out of certain receivables proceeds from NPS, of $48 million (the “Receivable Proceeds”).

First Closing. Hana Investments agreed in the NPS Stock Purchase Agreement to pay $150.0 million of the total cash requirements to NPS Selling Stockholders in exchange for 83,660,878 shares of NPS. This payment was made on January 14, 2018. The NPS Selling Stockholders mutually agreed on the proportion of cash to be received by each of the NPS Selling Stockholders and on the allocation of NESR shares to be received among the NPS Selling Stockholders who remain shareholders in NESR through the Closing Date.

Second Closing. Upon approval by the shareholders of NESR, NESR agreed to buy the remaining outstanding NPS shares by (i) paying the remaining $292.8 million cash required and (ii) issuing 11,318,828 ordinary shares of NESR ordinary shares valued at $10.00 per share for the balance of the purchase price, adjusted for any NPS Leakage. “NPS Leakage” is defined in the NPS Stock Purchase Agreement to cover transfers or removals of assets from NPS for the benefit of the NPS Selling Stockholders, other than Receivable Proceeds.

Contemporaneously with the Closing Date, Hana Investments agreed to transfer the 83,660,878 NPS shares it acquired from the NPS Selling Stockholders to NESR in exchange for NESR ordinary shares valued at $11.244 per share, which will result in the issuance of 13,340,448 ordinary shares of NESR to Hana Investments. In addition, NESR shall pay Hana Investments an amount of interest accrued from the date of the payment of the $150.0 million to the NPS Selling Stockholders until the Closing Date up to $4.7 million in cash or ordinary shares at a value of $11.244 equal to 418,001 ordinary shares. On the Closing Date, the Company paid interest totaling $4.7 million in stock.

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Earnout Consideration. Potential earn-out mechanisms enable the NPS Selling Stockholders to receive additional consideration after the Closing Date as follows:

●	Cash Earn-Out: NESR agreed to pay an additional $7,572,444 in cash payable upon renewal of a major customer contract by NPS or its subsidiaries, provided the renewal is on materially the same terms. Such customer contract will not be deemed to be renewed on materially the same terms if some services are excluded or prices are materially reduced from the prior year upon renewal. This contract was renewed prior to closing.

●	Equity Stock Earn-Out: Up to 1,671,704 NESR ordinary shares would be issued to the NPS Selling Stockholders that exchange their shares for NESR stock, if the 2018 EBITDA of NESR satisfies scheduled financial thresholds.

●	Second Equity Stock Earn-Out: Up to an additional 1,671,704 NESR ordinary shares would be issued to the NPS Selling Stockholders if the 2018 EBITDA of NESR satisfies scheduled thresholds higher than the first Equity Stock Earn-Out financial thresholds.

NESR is also required to make additional payments for delays in receiving shareholder approval (“Ticker Fee”) to complete the Business Combination beyond December 31, 2017 as per the NPS Stock Purchase Agreement. The NPS Selling Stockholders have agreed to waive the Ticker Fee associated with Hana Investments payment of $150.0 million which was made on January 14, 2018 to purchase 83,660,878 NPS Shares. For the remaining cash payments, the NPS Selling Stockholders agreed to waive $8.7 million of the Ticker Fee, such that the total Ticker Fee payable by NESR amounts to $13,411,501, which amount was paid in full to the NPS Selling Stockholders at the closing of the Business Combination. The total Ticker Fee as agreed to by the parties is set forth in a letter agreement reached between the NPS Selling Stockholders and NESR on June 6, 2018. Pursuant to the letter agreement, the parties further agreed that NESR would reimburse the NPS Selling Stockholders for a total of $5,240,401 in fees, costs and expenses incurred by the NPS Selling Stockholders, to be paid on or before July 3, 2018.

Assumed Liabilities

The existing bank agreement of NPS allows the banks to terminate the loan contract upon a change of control. The NPS Selling Stockholders have provided assurances or commitments backing these facilities. NESR has executed, or has agreed to execute, guarantees of the NPS debt and additional borrowings leaving these facilities in place. Such a guarantee of NESR only became effective upon closing, and there was liability to NESR if the Business Combination did not occur.

Management Alignment/Lock Up

The NPS Stock Purchase Agreement imposes a contractual restriction upon NESR management’s ability to sell or transfer legal title to any of the Founder Shares acquired by Sponsor upon formation of NESR and owned beneficially for the original management group. The Sponsor previously agreed in connection with NESR’s IPO to prohibit sales after the Business Combination for a period of one year or earlier if the stock price exceeds $12.00 per share. The NPS Stock Purchase Agreement imposes further restrictions on 50% of the Founder Shares during the one year period, permitting the sale of up to 75% of the Founder Shares when the price of NESR stock exceeds $15.00, and the 100% of the shares may be traded after the share price exceeds $17.50, for 20 trading days within any 30 day trading period.

Other Lock-Up Agreements

Pursuant to the ANI Relationship Agreement and the WAHA Relationship Agreement, each of ANI and WAHA and their affiliates agreed not to sell the shares acquired pursuant to the NPS Stock Purchase Agreement for six months after the Closing Date.

Relationship Agreements

Two of the NPS Selling Stockholders have agreed to enter into the ANI Relationship Agreement and the WAHA Relationship Agreement which become effective on the Business Combination until they are terminated. Pursuant to these agreements each of ANI and WAHA are entitled to nominate a member and observer to the Board and together with their affiliates agreed not to sell the shares acquired pursuant to the NPS Stock Purchase Agreement for six months after the Closing Date.

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The foregoing description of the Relationship Agreements does not purport to be complete. For further information, please refer to the copy of the Relationship Agreements that are filed as Exhibit 10.1 and 10.2 to this Report.

Voting Rights

Pursuant to each of ANI Relationship Agreement and the Waha Relationship Agreement the Board of NESR will nominate for election to NESR’s Board a person nominated by each of those two parties, and each of ANI and Waha will be entitled to nominate a representative on the Board (“Board Observer”) in a nonvoting capacity, so long as ANI and Waha continue to hold at least 50% of the total number of NESR shares acquired pursuant to the NPS Stock Purchase Agreement. The first nomination was appointed by the Board when it expanded the size of the board to nine members on June 12, 2018. ANI and Waha have the right to remove the Director nominated by them (with or without cause) at any time. The rights of the Board Observer will include the right to participate in discussions of the Board, to receive notice of the meetings of the Board and to receive copies of all minutes, written consents, and other material received by the members of the Board, as permitted by law. Each Board Observer must accept in writing to keep confidential all information of which they become aware in their position as a Board Observer. Each of ANI and WAHA shall retain the right to nominate a Board member and appoint a Board Observer for so long as the respective shareholder holds 50% of the shares that it acquired pursuant to the NPS Stock Purchase Agreement.

Furthermore, each of ANI and WAHA agreed that for six (6) months after the NESR Closing, it shall not, and shall cause its affiliates to not, directly or indirectly offer, sell, issue, contract to sell, pledge or otherwise dispose of the stock of NESR acquired at the NESR closing. Notwithstanding the lock-up provision, ANI and WAHA shall each have the right to grant a security interest in respect of their acquired NESR stock to any provider of finance provided that it shall retain the voting rights with respect to that stock.

Neither ANI nor WAHA may assign or transfer in whole or in part any rights under either agreement.

In addition, pursuant to the NPS Stock Purchase Agreement, during the 2018 earn-out period the NPS Selling Stockholders shall jointly be entitled by giving written notice to NESR to appoint (and to remove and replace such appointee) and maintain either (at the option of the NPS Selling Stockholders) one director or a Board Observer. The Board Observer shall have the right to attend all meetings of the Board and receive all notices of meetings of the Board and to receive the monthly management reports, chief executive officer commentary and budgets for the 2018 financial year in respect of NESR.

Preemptive Right to Provide Capital

Pursuant to the NPS Stock Purchase Agreement, the reinvesting NPS Selling Stockholders (that accepted NESR ordinary shares) have the right of first refusal to provide up to 50% of any equity financing offered by NESR prior to the Closing Date. When the offer is presented, it must be accepted within 48 hours or will be waived.

Non-solicitation, Non-Compete

For one year after the Closing Date, the NPS Selling Stockholders are prohibited from soliciting certain senior NPS employees and from causing any material adverse change to any relationships that NPS has with a material customer or supplier.

The foregoing description of the NPS Stock Purchase Agreement does not purport to be complete. For further information, please refer to the copy of the NPS Stock Purchase Agreement that is filed as Exhibit 2.1 to this Report. There are representations and warranties contained in the NPS Stock Purchase Agreement that were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the NPS Stock Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their terms. Moreover, some representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. For these reasons, investors should not rely on the representations and warranties in the NPS Stock Purchase Agreement as statements of factual information.

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The GES Transaction

GES Stock Purchase Agreement

On November 12, 2017, the GES Stock Purchase Agreement was entered by which NESR contracted to acquire 61% of the outstanding shares of GES for a valuation of $184.8 million through a stock exchange for NESR ordinary shares valued at $10.00 per share, to occur within one year of the signing of the GES Stock Purchase Agreement or at such later time as mutually agreed upon by the parties. The GES Stock Purchase Agreement provides that the purchase price shall be reduced to the extent that the “Net Debt” in the company (i.e. bank debt less cash) exceeds $47.2 million at the Closing Date and to the extent of any GES Leakage. “GES Leakage” is defined in the GES Stock Purchase Agreement as any dividend distributions or payments to or for the benefit of the GES Selling Stockholders or certain other transactions that would reduce the value of the company, such as transactions not on an arm’s-length basis. The GES Stock Purchase Agreement contains substantial seller warranties regarding the stock and the financial condition of GES.

Contribution Agreement of SV3’s 27.3% Shares

SV3 and NESR entered into the SV3 Contribution Agreement pursuant to which SV3 agreed to contribute its 27.3% of GES shares to NESR in exchange for NESR ordinary shares at an agreed valuation of $10.00 per NESR share for the net price paid by SV3 to acquire the GES shares. In October 2017, SV3 closed on the purchase of 136,500 shares of GES stock from certain shareholders of GES, representing 27.3% of the outstanding stock of GES, for $68.25 million.

The foregoing description of the Contribution Agreement does not purport to be complete. For further information, please refer to the copy of the Contribution Agreement that is filed as Exhibit 10.4 to this Report.

Minority Interests Acquisitions/ Shares Exchange Agreement

The Sponsor contracted with the GES Selling Stockholders and the National Bank of Oman (“NBO”) to acquire for cash 58,500 shares of GES, which represents 11.7% of the outstanding stock of GES, for a total purchase price of $29.2 million. The Sponsor organized for the financing of the acquisition of the 11.7% through Loan Contracts with the GES Investors. The Sponsor also contracted to acquire 5% of the GES shares from NBO for $12.5 million and completed that purchase on or about October 8, 2017. The GES Selling Stockholders agreed to sell 6.7% of the GES shares to the Sponsor for a purchase price of $16.7 million. Nine of the GES Investors provided the total purchase price to acquire 55,100 shares of GES. Two of the GES Investors are affiliates, Antonio Jose Campo Mejia and Round Up Resource Service, Inc., a company controlled by Thomas Wood or his family, which funded Sponsor with $1.2 million to acquire 2,400 shares of GES and $500,000 to acquire 1,000 shares respectively.

Each GES Investor has agreed that Sponsor can assign the Loan Contracts to NESR if the shareholders of NESR approve the Business Combination. Each Investor agreed to accept in repayment of the Loan Contracts either NESR ordinary shares at a value of $10.00 per share (subject to their consent after review of the proxy statement), payment in cash, or GES shares acquired with their respective loans. All Loan Contracts have similar terms, but interest for payment ranges from zero to 18 percent per annum from the respective loan dates.

NESR executed with Sponsor the Shares Exchange Agreement pursuant to which, subject to receiving approval from NESR shareholders for the Business Combination, the Sponsor agreed to assign all 58,500 shares of GES acquired to NESR, and NESR has assumed the obligation to satisfy the Loan Contracts. No GES Investor elected not to accept NESR ordinary shares to satisfy the debt, and NESR issued NESR ordinary shares to the GES Investors to satisfy the debt.

The foregoing description of the Share Exchange Agreement does not purport to be complete. For further information, please refer to the copy of the Share Exchange Agreement that are filed as Exhibit 10.6 to this Report.

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Voting Rights

The GES Stock Purchase Agreement provides a contractual right for the two GES Founders to be appointed to the NESR Board.

Also, in connection with the GES acquisition, the SV3 Voting Agreement was executed upon approval by the shareholders of NESR of the Business Combination. The SV3 Voting Agreement provides that the Board of NESR will nominate for election to NESR’s Board a person nominated by SV3, and SV3 shall be entitled to have two representatives attend all meetings of the Board in a nonvoting capacity, as long as SV3 and its private equity owners continue to hold at least 60% of the total number of NESR shares acquired pursuant to the SV3 Contribution Agreement. The first nomination was appointed by the Board of Directors on June 6, 2018. SV3 has the right to remove such SV3 Director (with or without cause). The rights of the Board Observer will include the right to participate in discussions of the Board, to receive notice of the meetings of the Board, and to receive copies of all minutes, written consents, and other materials received by the members of the Board, as permitted by law. However, if a Director is duly elected and serving, SV3 shall only have the right to designate one Board Observer. Furthermore, if SV3 owns less than 60% of the NESR ordinary shares acquired but more than 1% of the total outstanding ordinary shares of NESR, then SV3 shall only have the right to designate one Board Observer.

The foregoing description of the Voting Agreement does not purport to be complete. For further information, please refer to the copy of the Voting Agreement that are filed as Exhibit 10.5 to this Report.

Non-Compete

The GES Founders executed a Non-Compete and Non-Disclosure Agreement and agreed to provide advisory services to NESR for five (5) years. Furthermore, pursuant to separate Waiver of Termination Fees Agreements (“Waiver Agreements”), each Founder agreed to waive their right to substantial severance payments triggered either by the event of the termination of their employment or change of control. Pursuant to these commitments and replacing prior compensation structure, the GES Founders will each receive annual payments of $1 million over the course of five years.

Representations, Warranties and Covenants

The GES Stock Purchase Agreement contains customary indemnifications, representations and warranties by the parties thereto. The cap on GES Selling Stockholders liability is 50% of the total consideration received, except for breach of “Fundamental or Tax Warranties” or fraud. The NPS Selling Stockholders under the NPS Stock Purchase Agreement have only provided limited representations with respect to our organization, execution and delivery of the NPS Stock Purchase Agreement, title to the 370 million shares, power and authority to sell, and similar warranties of rights and ability to deliver stock ownership unencumbered. The NPS Stock Purchase Agreement does not have any mechanism for adjusting the purchase price post-closing in the event of undisclosed or contingent liabilities except for Leakage. No party may claim damages for breach of warranty under the NPS Stock Purchase Agreement unless the total damages exceed $2.5 million.

The foregoing description of the GES Stock Purchase Agreement does not purport to be complete. For further information, please refer to the copy of the GES Stock Purchase Agreement that is filed as Exhibit 2.2 to this Report. There are representations and warranties contained in the GES Stock Purchase Agreement that were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the GES Stock Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their terms. Moreover, some representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. For these reasons, investors should not rely on the representations and warranties in the GES Stock Purchase Agreement as statements of factual information.

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Registration Rights Agreement

Various forms of agreements contemplated by the Stock Purchase Agreements were executed by the parties upon closing of the Business Combination, including among others, registration rights agreements for the resale of the shares to be issued to two of the NPS Selling Stockholders, to the Backstop Investor, to Hana Investments and to SV3. The Sponsor is entitled to make three demands that NESR register its securities. WAHA and ANI are entitled to two demands each, but the Company shall not be obligated to grant more than an aggregate of three demand registrations, like the Sponsor. In addition, the Sponsor, WAHA, and ANI have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Business Combination. NESR has also agreed to file a resale registration statement within a specific period of time following the Closing Date. NESR will bear the expenses incurred in connection with the filing of any such registration statements.

In addition, pursuant to the SV3 Contribution Agreement, SV3 has one demand registration right and piggyback registration rights on terms consistent with the Form of Amended and Restated Registration Rights Agreement, including any amendment thereof. NESR expects to offer the same registration rights to the GES Investors. Similar registration rights will be provided to Hana Investments and the Backstop Investor and certain GES Investors.

The foregoing description of the Registration Rights Agreement does not purport to be complete. For further information, please refer to the copy of the Registration Rights Agreements that are filed as Exhibits 10.3 and 10.16 to this Report.

Backstop and Forward Purchase Agreement

In connection with the Business Combination, on April 27, 2018 the Company entered into the Forward Purchase Agreement with MEA Energy Investment Company 2 Ltd. (the “Backstop Investor”), pursuant to which the Company agreed to sell up to $150 million (the “Backstop”) of the Company’s ordinary shares to the Backstop Investor or its designees and commonly controlled affiliates, including co-investment funds controlled by Backstop Investor or its affiliates. Such Backstop consisted of: (i) a primary placement to occur concurrently with the closing of the Business Combination, pursuant to which the Company shall sell 7,000,000 ordinary shares at $10.00 per share for a total drawdown of $70 million; and (ii) at the Company’s election, a secondary placement, pursuant to which the Company had the option to draw, in one or more installments, up to an additional $80 million by selling up to 7,114,906 ordinary shares at $11.244 per share. If the Company elected to engage in a secondary placement, at least $30 million must be sold on the first draw and at least $12.5 million must be sold in subsequent draws. All draw notices must be given with 3-10 business days’ advance written notice, with the applicable closing to occur on or within 3 months after the Business Combination. Such proceeds would (i) offset any capital used for shareholder redemptions; (ii) fund the cash portion of the consideration to certain shareholders of NPS and transaction expenses in connection with the Business Combination; or (iii) be used for other corporate purposes, including satisfaction of its minimum cash requirements immediately following the Business Combination. The Company and the Backstop Investor entered into a registration rights agreement to grant the Backstop Investor certain rights to register the resale of any shares issued in the Backstop Commitment after the Business Combination.

On the Closing Date, the Company drew down $48,293,763 under the primary placement of the Forward Purchase Agreement, and issued 4,829,375 ordinary shares to the Backstop Investor.

The Backstop Investor is wholly owned by Waha Capital. The Forward Purchase Agreement contains a similar provision as the WAHA Relationship Agreement, entitling the Backstop Investor to nominate one person to NESR’s board of directors for as long as it directly owns at least 7,057,453 ordinary shares within three months after the Business Combination and Adnan Ghabris is not otherwise nominated to the board; provided, however, that such nominating right shall terminate if and when the Backstop Investor fails to deliver the required purchase price in any drawdown of a secondary placement.

11

MEA Energy, an affiliate of the Backstop Investor, participated in the negotiation with NESR for the NPS Stock Purchase Agreement and represented the interests of Waha Capital, a shareholder of NPS. As the transaction was being agreed upon in early November 2017, MEA Energy approached NESR with an interest to arrange funding required to close the transaction as well as replacement capital for any redemptions through a private placement. At the start of this process MEA Energy wanted to arrange for these investors on its own and without any involvement from Waha Capital. In line with this, NESR agreed to sign a term sheet with MEA Energy for the Backstop Commitment. NESR was able to negotiate the Backstop Commitment on more favorable terms, than what NESR believed would be offered by alternative financing sources.

The foregoing description of the Forward Purchase Agreement does not purport to be complete. For further information, please refer to the copy of the Forward Purchase Agreement that is filed as Exhibit 10.9 to this Report.

Additional Agreements with Hana Investments

Hana Loan Agreement

In connection with the Business Combination, on June 5, 2018 the Company entered into a Loan Agreement with Hana Investments, pursuant to which the Company borrowed $50,000,000 (the “Hana Loan”) on an unsecured basis. The Hana Loan matures on December 17, 2018 and can be prepaid at any time in NESR ordinary shares at a conversion rate of $11.244 per share or cash, at the election of the lender after the Company delivers five business days’ notice of its intent to repay the Hana Loan. The Hana Loan is interest bearing and will accrue interest at the greater of (i) an amount equal to $4.0 million or prorated if the loan is prepaid and (ii) at a rate per annum equal to One Month ICE LIBOR, adjusted monthly on the first day of each calendar month, plus a margin of 2.25% payable on maturity or prepaid. The interest is payable in NESR ordinary shares or cash at the election of the lender. In addition, Hana Investments has the right to convert the principal of the Hana Loan into NESR ordinary shares on or prior to maturity at a conversion rate of $11.244 per share. The loan is subject to an origination fee of $600,000 payable in NESR ordinary shares at $11.244 per share or 53,362 shares at closing of the Business Combination. If as a result of exercising any conversion rights in the Hana Loan, Hana Investments’ total share ownership equals or exceeds 20% of the then outstanding NESR shares, then the conversion of any amount into NESR ordinary shares will be contingent upon NESR receiving shareholder approval for such issuance of NESR ordinary shares.

The foregoing description of the Hana Loan does not purport to be complete. For further information, please refer to the copy of the Loan Agreement that is filed as Exhibit 10.12 to this Report.

Shares Purchase Exchange Agreement

The Shares Purchase Exchange Agreement provides that Hana Investments shall contribute to the Company the NPS shares owned by Hana Investments as of the Business Combination closing date and NESR shall issue to Hana Investments 13,340,448 shares of NESR ordinary shares. In addition, at closing the Company agreed to pay Hana Investments interest of $4.7 million on Hana Investments initial purchase of NPS shares. The Company has the right to pay the interest in cash or issue 418,001 NESR ordinary shares to Hana Investments. The Company also agreed to enter into the Registration Rights Agreement related to any shares issued by the Company pursuant to the Shares Purchase Exchange Agreement and to enter into the Olayan Relationship Agreement.

The foregoing description of the Shares Purchase Exchange Agreement does not purport to be complete. For further information, please refer to the copy of the Shares Purchase Exchange Agreement that is filed as Exhibit 10.13 to this Report.

Olayan Relationship Agreement

In connection with the Business Combination, on June 5, 2018 the Company entered into a Relationship Agreement with Hana Investments (the “Olayan Relationship Agreement”), to set out certain rights to which Hana Investments will be entitled as a shareholder of the Company and certain obligations of the Company and the Sponsor. The Olayan Relationship Agreement entitles Hana Investments to have the right, as long as Hana Investments and its affiliates collectively hold, in the aggregate, at least 6,879,225 NESR ordinary shares, (i) to nominate, and the Company and the Sponsor shall take all action necessary to cause the NESR Board to include one director to the NESR Board (ii) a second independent director by agreement with the Company management and subject to approval of the Board of the Company, and (iii) Hana Investments shall also have the right to nominate, and the Company and the Sponsor shall take all necessary action to cause the Company senior management to include, one Executive Vice President who shall oversee the Company’s operations. Hana Investments further agreed that any shares of the Company received by Hana Investments pursuant to the Shares Purchase Agreement will not be sold by Hana Investments prior to six months after the closing of the Business Combination. The Company also agreed to reimburse Olayan for transaction fees and expenses in the amount of $2.4 million through the issuance of NESR ordinary shares at a conversion rate of $11.244 per share at closing of the Business Combination.

The foregoing description of the Olayan Relationship Agreement does not purport to be complete. For further information, please refer to the copy of the Relationship Agreement that is filed as Exhibit 10.14 to this Report.

Registration Rights Agreement

The Registration Rights Agreement provides that any time after the closing of the Business Combination Hana Investments may make a written demand for registration under the Securities Act of 1933 all or a part of the NESR ordinary shares or other securities held by Hana Investments and the Company shall file a registration statement within 60 days of receiving such demand. The agreement also provides that the registration of securities by the Company in response to such demand can be completed by the Company offering securities in an underwritten offering and Hana Investments shall have the right to participate in any underwritten offering or by participating in certain other registrations of securities by the Company. The Company also agrees to file a shelf registration statement within 4 months following the closing of the Business Combination and to maintain the effectiveness of any shelf registration and that the Company shall file any reports or take further actions allow Hana Investments to sell any registered securities pursuant to Rule 144 under the Securities Act

The foregoing description of the Registration Rights Agreement does not purport to be complete. For further information, please refer to the copy of the Registration Rights Agreement that is filed as Exhibit 10.15 to this Report.

12

DESCRIPTION OF BUSINESS

The business of NPS and GES prior to the Business Combination are described in the definitive Proxy Statement, dated May 8, 2018 (the “Proxy Statement”) in the sections entitled “Information about NPS Group” beginning on page 133 and “Information about GES Group” beginning on page 164, which are incorporated herein by reference. The business of NESR prior to the Business Combination is described in the Proxy Statement in the section entitled “Information about NESR” beginning on page 122, which is incorporated herein by reference.

RISK FACTORS

The risk factors related to the Company’s business and operations are described in the Proxy Statement in the section entitled “Risk Factors” beginning on page 32, which is incorporated herein by reference.

SELECTED HISTORICAL FINANCIAL INFORMATION OF NPS AND GES

The selected historical financial information of NPS for the three years ended December 31, 2017 is provided in the Proxy Statement in the section entitled “Selected Historical Financial Information of NPS” beginning on page 27, which is incorporated herein by reference. The selected historical financial information of NPS for the three months ended March 31, 2018 is provided below.

NPS reports its operations on a calendar year ending on December 31. The consolidated statements of operations for the three months ended March 31, 2018 and 2017, and the balance sheet as of March 31, 2018 have been derived from NPS’s unaudited condensed consolidated financial statements included elsewhere in this Report.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. This information should be read in conjunction with “Risk Factors,” “NPS Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and NPS’s unaudited consolidated financial statements and the related notes included elsewhere in this Report and in the Proxy Statement.

	Three Months Ended
	March 31, 2018	March 31, 2017
	(in thousands, except share and per share data)
Operating Data:
Revenues, net	$76,842	$54,739
Cost of services	$(58,172)	$(41,753)
Selling, general and administrative expenses	$(9,409)	$(7,603)
Operating income	$9,170	$5,218
Net income	$5,453	$2,841
Net income attributable to stockholders, net of tax	$5,793	$3,414

Earnings per common share:
Basic	$0.02	$0.01
Diluted	$0.02	$0.01

Weighted average number of common shares outstanding:
Basic	345,457,000	342,250,000
Diluted	370,000,000	370,000,000

Dividends per share	$0.13	$-

As of the Fiscal Quarter Ended
March 31, 2018
(in thousands)
Balance Sheet Data:
Total assets	$626,075
Total liabilities	$279,759
Working capital	$58,389
Total stockholders’ equity	$346,316

13

The selected historical financial information of GES for the three years ended December 31, 2017 is provided in the Proxy Statement in the section entitled “Selected Historical Financial Information of GES” beginning on page 28, which is incorporated herein by reference. The selected historical financial information of GES for the three months ended March 31, 2018 is provided below.

GES reports its operations on a calendar year ending on December 31. The consolidated statements of operations data for the three months ended March 31, 2018 and 2017, and the balance sheet as of March 31, 2018 have been derived from GES’s unaudited condensed consolidated financial statements included elsewhere in this Report.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. This information should be read in conjunction with “Risk Factors,” “GES Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and GES’s unaudited consolidated financial statements and the related notes included elsewhere in this in this Report and in the Proxy Statement.

	Three Months Ended
	March 31, 2018		March 31, 2017
	(in thousands)
Operating Data:
Net revenue	RO	15,648	RO	18,065
Direct costs	RO	(6,006)	RO	(5,601)
Staff costs	RO	(4,886)	RO	(5,076)
Gross profit	RO	2,807	RO	5,119
Net profit and total comprehensive income for the year	RO	161	RO	2,719
Net profit and total comprehensive income attributable to shareholders	RO	141	RO	2,432

	As of the Fiscal Quarter Ended
	March 31, 2018
	(in thousands)
Balance Sheet Data:
Total assets	RO	91,276
Total liabilities	RO	48,631
Working capital	RO	11,410
Total equity	RO	42,645

14

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information of NESR for the year ended December 31, 2017 included in the Proxy Statement beginning on page 57 is incorporated herein by reference.

In addition, the unaudited pro forma condensed combined financial information of NESR for the period ended March 31, 2018 is provided below.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of March 31, 2018 and the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2018 and the year ended December 31, 2017 are based on the historical financial statements of NESR, NPS and GES. NESR, NPS and GES shall collectively be referred to herein as the “combined company.”

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2018 and the year ended December 31, 2017 gives pro forma effect to the Business Combination, the Backstop Commitment, and the Hana Loan as if they had occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheet as of March 31, 2018 assumes that the Business Combination, the Backstop Commitment, and the Hana Loan were completed on March 31, 2018. The unaudited pro forma condensed combined financial information is presented on the basis of NESR as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of March 31, 2018 has been prepared using the following:

●	NESR’s unaudited condensed consolidated balance sheets as of March 31, 2018 and the related notes as included in NESR’s Quarterly Report on its Form 10-Q;

●	NPS’s unaudited condensed consolidated balance sheets as of March 31, 2018 and the related notes, as included elsewhere in this Report on Form 8-K; and

●	GES’s unaudited condensed consolidated interim statements of financial position as of March 31, 2018 and the related notes, as included elsewhere in this Report on Form 8-K.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2018 has been prepared using the following:

●	NESR’s unaudited condensed consolidated statements of operations for the three months ended March 31, 2018 and the related notes as included in NESR’s Quarterly Report on its Form 10-Q;

●	NPS’s unaudited condensed consolidated statements of income for the three months ended March 31, 2018 and the related notes, as included elsewhere in this Report on Form 8-K; and

●	GES’s unaudited condensed consolidated interim statements of profit or loss and other comprehensive income for the three months ended March 31, 2018 and the related notes, as included elsewhere in this Report on Form 8-K.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 has been prepared using the following:

●	NESR’s audited consolidated statement of operations for the period from January 23, 2017 (inception) to December 31, 2017 and the related notes as included in NESR’s Annual Report on its Form 10-K;

●	NPS’s audited consolidated income statement for the year ended December 31, 2017 and the related notes, as included elsewhere in this Report on Form 8-K; and

●	GES’s audited consolidated statement of profit or loss and other comprehensive income for the year ended December 31, 2017 and the related notes, as included elsewhere in this Report on Form 8-K.

15

The historical financial information of GES has been adjusted to give effect to the differences between the accounting principles generally accepted in the United States of America (“US GAAP”) and International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company after giving effect to the Business Combination, the Backstop Commitment, and the Hana Loan.

The allocation of the purchase consideration for the Business Combination depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the purchase consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. A final determination of fair values of assets acquired and liabilities assumed relating to the acquisition could differ materially from the preliminary allocation of purchase consideration. This final valuation will be based on the actual net tangible and intangible assets of NPS and GES existing at the acquisition date. Therefore, certain pro forma adjustments, such as recording fair value of assets and liabilities, conversion from IFRS as issued by the IASB to US GAAP, and adjustments for consistency of accounting policy, are preliminary in this unaudited condensed combined pro forma financial information and are subject to further adjustments as additional information becomes available and as additional analyses are performed. The final valuation may materially change the allocation of purchase consideration, which could materially affect the fair values assigned to the assets and liabilities and could result in a material change to the unaudited pro forma condensed combined financial information.

The Business Combination is accounted for under the scope of Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). Pursuant to ASC 805, NESR has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	NESR transferred cash via the use of funds in NESR’s trust account, issuing NESR ordinary shares, and incurred liabilities to execute the Business Combination;

●	NESR’s executive management comprises the executive management of the combined company;

●	NESR’s existing Board of Directors comprises 4 out of the 9 members of the Board of Directors of the combined company. Furthermore, NESR’s Chief Executive Officer is the Chairman of the Board of the combined company. This provides a plurality for NESR with no other company representing more than 3 seats on the Board of the combined company. There are also no special voting rights conveyed in the Business Combination;

●	NESR was the entity that initiated the Business Combination; and

●	The headquarters of the combined company will be NESR.

The preponderance of the evidence discussed above supports the conclusion that NESR is the accounting acquirer in the Business Combination.

NPS and GES both constitute businesses. Accordingly, the Business Combination constitutes the acquisition of such businesses for purposes of ASC 805, and due to the change in control from the Business Combination, are accounted for using the acquisition method.

16

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2018

	As of March 31, 2018								As of March 31, 2018
	NESR (Historical) (US GAAP)	NPS (Historical) (US GAAP)	GES (Historical) (3)	Combined	Purchase Accounting Adjustments		Pro Forma Adjustments		Pro Forma Combined
	(in thousands)
ASSETS
Cash and cash equivalents	$120	$27,857	$3,186	$31,163	$(313,775	)(b)	$211,878	(e)(i)	$22,227
							48,294	(f)
							(5,333	)(g)
							50,000	(j)
Accounts receivable	-	58,346	30,175	88,521	-		-		88,521
Unbilled revenue	-	35,764	50,026	85,790	-		-		85,790
Inventories	-	32,664	29,193	61,857	-		-		61,857
Other receivable	-	10,013	365	10,378	-		-		10,378
Prepaid expenses	152	4,901	1,879	6,932	-		-		6,932
Due from related parties, current	-	-	1,166	1,166	-		-		1,166
Advances to suppliers and other current assets	-	561	13,013	13,574	-		-		13,574
Total current assets	272	170,106	129,003	299,381	(313,775)		304,839		290,445
Cash and marketable securities held in Trust Account	231,258	-	-	231,258	-		(231,258)	(e)	-
Property, plant and equipment	-	264,203	103,702	367,905	35,212	(c)	-		403,117
Other assets	-	9,713	566	10,279	(4,472	)(c)	-		5,807
Intangible assets	-	-	15	15	177,985	(c)	-		178,000
Goodwill	-	182,053	-	182,053	260,759	(c)	-		442,812
Investments in joint ventures	-	-	4,002	4,002	-		-		4,002
Total assets	$231,530	$626,075	$237,288	$1,094,893	$155,709		$73,581		$1,324,183

LIABILITIES AND EQUITY
Accounts payable	$-	$23,566	$31,516	$55,082	$-		$-		$55,082
Accrued expenses	5,437	25,246	22,596	53,279	5,240	(b)	13,571	(h)	72,090
Current portion of loans and borrowings	-	-	19,334	19,334	-		49,400	(j)	68,734
Short-term borrowings	-	56,958	7,170	64,128	-		-		64,128
Capital lease obligation, current	-	-	187	187	-		-		187
Advance from related party	1	-	-	1	-		-		1
Due to related parties, current	-	25	9,863	9,888	-		-		9,888
Other current liabilities	-	-	-	-	24,563	(b)	-		24,563
Current end of service benefits	-	2,691	-	2,691	-		-		2,691
Income taxes payable	-	3,231	8,563	11,794	-		-		11,794
Total current liabilities	5,438	111,717	99,229	216,384	29,803		62,971		309,158
Deferred underwriting fees	9,018	-	-	9,018	-		(9,018	)(g)	-
Loans and borrowings	-	147,125	25,174	172,299	3,310	(c)	-		175,609
Other liabilities	-	4,472	-	4,472	-		-		4,472
Capital lease obligation	-	-	5	5	-		-		5
Long-term income taxes payable	-	3,530	-	3,530	-		-		3,530
Deferred tax liabilities	-	1,834	-	1,834	35,600	(c)	-		37,434
Due to related parties	-	-	445	445	-		-		445
Liability for pension benefits	-	11,081	1,629	12,710	-		-		12,710
Total liabilities	14,456	279,759	126,482	420,697	68,713		53,953		543,363

Commitments
Ordinary shares subject to possible redemption	164,801	-	-	164,801	-		(164,801	)(e)	-

Equity
Ordinary shares	56,989	-	-	56,989	544,118	(b)	199,790	(e)(f)(g)(i)(j)	800,897
Common stock	-	348,525	1,300	349,825	(349,825	)(d)	-		-
Convertible redeemable shares	-	21,475	-	21,475	(21,475	)(d)	-		-
Additional paid in capital	-	3,345	29,118	32,463	(32,463	)(d)	-		-
Accumulated deficit	(4,716)	(24,294)	78,523	49,513	(54,229	)(d)	(15,361)	(g)(h)(j)	(20,077)
Accumulated other comprehensive (loss) income	-	(435)	-	(435)	435	(d)	-		-
Total shareholders' equity	52,273	348,616	108,941	509,830	86,561		184,429		780,820
Non-controlling interests	-	(2,300)	1,865	(435)	435	(d)	-		-
Total equity	52,273	346,316	110,806	509,395	86,996		184,429		780,820
TOTAL LIABILITIES AND EQUITY	$231,530	$626,075	$237,288	$1,094,893	$155,709		$73,581		$1,324,183

See accompanying notes to unaudited pro forma condensed combined financial information.

17

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2018

	For the Quarter Ended March 31, 2018	For the Quarter Ended March 31, 2018							For the Quarter Ended March 31, 2018
	NESR (Historical) (US GAAP)	NPS (Historical) (US GAAP)	GES (Historical) (3)	Combined	Purchase Accounting Adjustments		Pro Forma Adjustments		Pro Forma Combined
	(in thousands, except share and per share data)
Revenues	$-	$76,842	$40,696	$117,538	$-		$-		$117,538
Cost of services	-	(58,172)	(33,395)	(91,567)	6,171	(aa)	-		(85,396)
Gross profit	-	18,670	7,301	25,971	6,171		-		32,142
Depreciation and amortization expense	-	(91)	-	(91)	(3,168	)(aa)	-		(3,259)
Selling, general and administrative	(2,560)	(9,409)	(4,851)	(16,820)	(1,317	)(aa)	3,896	(cc)(dd)	(14,241)
Total operating costs and expenses	(2,560)	(9,500)	(4,851)	(16,911)	(4,485)		3,896		(17,500)
Operating (loss) income	(2,560)	9,170	2,450	9,060	1,686		3,896		14,642
Change in fair value of deferred underwriting fee liability	4	-	-	4	-		-		4
Unrealized loss on marketable securities held in Trust Account	(30)	-	-	(30)	-		-		(30)
Interest expense	-	(2,825)	(902)	(3,727)	-		428	(dd)	(3,299)
Interest income	734	-	-	734	-		-		734
Other (expense) income, net	-	91	(110)	(19)	-		-		(19)
(Loss) income before income taxes	(1,852)	6,436	1,438	6,022	1,686		4,324		12,032
Provision for income taxes	-	(983)	(920)	(1,903)	(336	)(bb)	(864	)(bb)	(3,103)
Net (loss) income	(1,852)	5,453	518	4,119	1,350		3,460		8,929
Net loss (income) attributable to non-controlling interests	-	340	(51)	289	-		-		289
Net (loss) income attributable to shareholders	$(1,852)	$5,793	$467	$4,408	$1,350		$3,460		$9,218

Weighted average shares outstanding
Basic	11,730,425							(ff)	85,562,769
Diluted	11,730,425							(ff)	85,562,769

Net earnings per share
Basic	$(0.20)								$0.11
Diluted	$(0.20)								$0.11

See accompanying notes to unaudited pro forma condensed combined financial information.

18

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2017

	For the Period from January 23, 2017 (Inception) through December 31, 2017	For the Year Ended December 31, 2017							For the Year Ended December 31, 2017
	NESR (Historical) (US GAAP)	NPS (Historical) (US GAAP)	GES (Historical) (3)	Combined	Purchase Accounting Adjustments		Pro Forma Adjustments		Pro Forma Combined
	(in thousands, except share and per share data)
Revenues	$-	$271,324	$186,564	$457,888	$-		$-		$457,888
Cost of services	-	(200,149)	(128,262)	(328,411)	23,210	(aa)	-		(305,201)
Gross profit	-	71,175	58,302	129,477	23,210		-		152,687
Depreciation and amortization expense	-	(607)	-	(607)	(12,431	)(aa)	-		(13,038)
Selling, general and administrative	(4,215)	(30,336)	(17,483)	(52,034)	(5,185	)(aa)	1,613	(cc)(dd)	(55,606)
Total operating costs and expenses	(4,215)	(30,943)	(17,483)	(52,641)	(17,616)		1,613		(68,644)
Operating (loss) income	(4,215)	40,232	40,819	76,836	5,594		1,613		84,043
Change in fair value of deferred underwriting fee liability	10	-	-	10	-		-		10
Unrealized loss on marketable securities held in Trust Account	(3)	-	-	(3)	-		-		(3)
Interest expense	-	(6,720)	(3,869)	(10,589)	-		(4,600	)(ee)	(15,189)
Interest income	1,344	-	1,611	2,955	-		-		2,955
Other (expense) income, net	-	(573)	5,201	4,628	-		-		4,628
(Loss) income before income taxes	(2,864)	32,939	43,762	73,837	5,594		(2,987)		76,444
Provision for income taxes	-	(4,586)	(7,337)	(11,923)	(1,118	)(bb)	597	(bb)	(12,444)
Net (loss) income	(2,864)	28,353	36,425	61,914	4,476		(2,390)		64,000
Net loss (income) attributable to non-controlling interests	-	2,273	(4,310)	(2,037)	-		-		(2,037)
Net (loss) income attributable to shareholders	$(2,864)	$30,626	$32,115	$59,877	$4,476		$(2,390)		$61,963

Weighted average shares outstanding
Basic	9,552,022							(ff)	85,562,769
Diluted	9,552,022							(ff)	85,562,769

Net earnings per share
Basic	$(0.40)								$0.72
Diluted	$(0.40)								$0.72

See accompanying notes to unaudited pro forma condensed combined financial information.

19

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of the Business Combination and Basis of Presentation

On June 6, 2018, NESR, NPS and GES consummated the Business Combination, the Backstop Commitment, and the Hana Loan, under which NESR acquired controlling interests in the aforementioned entities.

NPS is a regional provider of products and services to the oil and gas industry in the Middle East, North Africa and Asia Pacific regions. Its revenues are primarily derived from services provided during the drilling, completion and production phases of an oil or natural gas well. NPS operates in twelve countries with the majority of its revenues derived from operations in the Kingdom of Saudi Arabia, Algeria, Qatar, UAE and Iraq.

GES provides drilling equipment for rental and related services, well engineering services and directional drilling services imports, and sells oilfield equipment and renders specialized services to oil companies in the Sultanate of Oman, the Kingdom of Saudi Arabia, Algeria, Kuwait and Yemen.

Description of the NPS Transaction

NESR acquired NPS pursuant to certain transactions (collectively, the “NPS Transaction”), in exchange for cash consideration and the issuance of NESR ordinary shares, discussed further below.

Hana Investments paid $150.0 million of the total cash requirements to certain NPS Selling Stockholders to purchase 83,660,878 shares of NPS.

On June 6, 2018, NESR acquired 100% of the outstanding NPS shares pursuant to the NPS Stock Purchase Agreement, dated as of November 12, 2017, among NESR and Hana Investments, as purchasers, the NPS Selling Stockholders, as sellers, and NPS, pursuant to which the NPS Selling Stockholders sold to NESR and Hana Investments, in a separate closing for each purchaser, 100% of the 370,000,000 outstanding NPS shares, and pursuant to which Hana Investments exchanged its portion of the acquired NPS shares for NESR ordinary shares at the time that NESR completed the Business Combination.

At closing, NESR bought the remaining outstanding NPS shares by (i) paying the remaining $292.8 million cash required and (ii) issuing ordinary shares of NESR for the balance of the purchase price, subject to certain adjustments. NESR has also paid an additional $7.6 million in cash for the renewal of a major customer contract by NPS.

Contemporaneously on the Closing Date, Hana Investments transferred the 83,660,878 NPS shares it acquired from the NPS Selling Stockholders to NESR in exchange for NESR ordinary shares.

Earn-out mechanisms enable the NPS Selling Stockholders to receive additional consideration after the Closing Date as follows:

●	First Equity Stock Earn-Out: Up to 1,671,704 NESR ordinary shares will be issued to the NPS Selling Stockholders that exchange their shares for NESR stock if the 2018 EBITDA of NESR satisfies scheduled financial thresholds.

●	Second Equity Stock Earn-Out: Up to an additional 1,671,704 NESR ordinary shares will be issued to the NPS Selling Stockholders if the 2018 EBITDA of NESR satisfies scheduled thresholds higher than the First Equity Stock Earn-Out financial thresholds.

NESR was subject to certain penalties for delays in receiving shareholder approval to complete the Business Combination. The NPS Selling Stockholders had negotiated a fee (the “Ticker Fee”) that began to accrue daily on cash not paid by January 1, 2018. On June 6, 2018, NESR entered into an agreement with the NPS Selling Stockholders to waive a portion of the Ticker Fee accrued for the period from January 1, 2018 through February 28, 2018. The resulting final Ticker Fee amounted to $13.4 million payable in cash and NESR agreed to reimburse the NPS Selling Shareholders for $5.2 million of fees, costs and expenses.

20

Description of the GES Transaction

NESR acquired GES pursuant to certain transactions (collectively, the “GES Transaction”), in exchange for the issuance of NESR ordinary shares, discussed further below.

On June 6, 2018, NESR acquired 88% of the outstanding shares of GES from certain owners of GES in exchange for the issuance of NESR ordinary shares.

NESR Holdings acquired the remaining 12% of the outstanding shares of GES for a total purchase price of $29.3 million. NESR Holdings organized financing of the acquisition through certain Loan Contracts with the GES Investors. NESR Holdings then assigned the GES shares which it acquired to NESR, and NESR assumed the obligation to satisfy the Loan Contracts. The Loan Contracts allowed for the GES Investors to receive either NESR ordinary shares, GES shares or cash in satisfaction of the loans, and in most of these contracts such election was at NESR’s discretion, subject to the GES Investors having the right for 21 days after filing of the Definitive Proxy Statement to reject in writing acceptance of NESR ordinary shares. NESR elected to issue NESR ordinary shares to satisfy the Loan Contracts, and the GES Investors did not elect to reject in writing their acceptance of said NESR ordinary shares. The Loan Contracts were interest bearing and accrued interest of approximately $1.1 million upon settlement, with such interest being paid in NESR ordinary shares.

Description of the Hana Loan Agreement

On June 5, 2018 the Company entered into a Loan Agreement with Hana Investments, pursuant to which the Company borrowed $50,000,000 (the “Hana Loan”) on an unsecured basis. The Hana Loan matures on December 17, 2018 and can be prepaid at any time in NESR ordinary shares at a conversion rate of $11.244 per share or cash, at the election of the lender after the Company delivers five business days’ notice of its intent to repay the Hana Loan. The Hana Loan is interest bearing and will accrue interest at the greater of (i) an amount equal to $4.0 million or prorated if the loan is prepaid and (ii) at a rate per annum equal to One Month ICE LIBOR, adjusted monthly on the first day of each calendar month, plus a margin of 2.25% payable on maturity or prepaid. The interest is payable in NESR ordinary shares or cash at the election of the lender. In addition, Hana Investments has the right to convert the principal of the Hana Loan into NESR ordinary shares on or prior to maturity at a conversion rate of $11.244 per share. The loan is subject to an origination fee of $600,000 payable in NESR ordinary shares at $11.244 per share or 53,362 shares at closing of the Business Combination. If as a result of exercising any conversion rights in the Hana Loan, Hana Investments’ total share ownership equals or exceeds 20% of the then outstanding NESR shares, then the conversion of any amount into NESR ordinary shares will be contingent upon NESR receiving shareholder approval for such issuance of NESR ordinary shares.

Transaction Sources

Consideration for the Business Combination was funded through the following sources and transactions:

●	Investments and cash equivalents held in trust of $211.9 million related to NESR’s IPO of units;

●

The purchase of 4,829,375 NESR ordinary shares for $48.3 million by the Backstop Investor. The funds received from such Backstop Commitment were used to help fund the cash portion of the consideration to the NPS Selling Stockholders, transaction expenses in the Business Combination, settlement of the Ticker Fee, and for other corporate purposes;

●

Borrowings of $50.0 million from the Hana Loan. The funds received from such Hana Loan were used to help fund the cash portion of the consideration to the NPS Selling Stockholders, transaction expenses in the Business Combination, settlement of the Ticker Fee, and for other corporate purposes;

●

Issuance of 13,758,449 ordinary shares of NESR to Hana Investments in exchange for its shares in NPS and as payment for interest accrued on Hana Investments’ $150.0 million purchase of NPS shares. Based on negotiations between NESR and Hana Investments, NESR has the right and paid the $4.7 million of accrued interest in the form of NESR ordinary shares;

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●	Issuance of 11,318,828 ordinary shares of NESR to the NPS Selling Stockholders in exchange for their shares in NPS;

●	Assumption and subsequent conversion of the GES Loan Contracts and related interest from NESR Holdings into 3,036,381 ordinary shares of NESR in exchange for shares in GES; and

●	Issuance of 25,309,848 ordinary shares of NESR to SV3 and to the GES Selling Stockholders in exchange for their shares in GES.

Basis of Presentation

The pro forma adjustments have been prepared as if the Business Combination, the Backstop Commitment, and the Hana Loan had been consummated on January 1, 2017, the beginning of the earliest period presented, in the case of the unaudited pro forma condensed combined statement of operations, and on March 31, 2018 in the case of the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with ASC 805, with NESR as the accounting acquirer, using the fair value concepts defined in the Financial Accounting Standards Board’s Accounting Standards Codification Topic 820, Fair Value Measurement, and based on the historical consolidated financial statements of NESR, NPS and GES. Furthermore, the historical financial information of GES has been adjusted to give effect to the differences between US GAAP and IFRS as issued by the IASB.

Under the acquisition method, the acquisition-date fair value of the purchase consideration paid by NESR to effect the Business Combination was allocated to the assets acquired and the liabilities assumed based on their estimated fair values, as described in Note 5 below. Management has made significant estimates and assumptions in determining the preliminary allocation of the purchase consideration transferred in the unaudited pro forma condensed combined financial information. The allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Business Combination.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination, the Backstop Commitment, and the Hana Loan, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the results of the combined company.

The pro forma adjustments reflecting the consummation of the Business Combination, the Backstop Commitment, and the Hana Loan are based on currently available information and certain assumptions that NESR believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the Business Combination, the Backstop Commitment, and the Hana Loan based on information currently available to management and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

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The unaudited pro forma condensed combined statement of operations is not necessarily indicative of what the actual results of operations would have been had the Business Combination, the Backstop Commitment, and the Hana Loan taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the combined company. They should be read in conjunction with the historical consolidated financial statements and notes thereto of NESR, NPS and GES.

2.	Reclassification Adjustments

Following the Business Combination, NESR will perform a comprehensive review of NPS’s and GES’s accounting policies. As a result of the review, management may identify differences between the accounting policies of NESR, NPS and GES which, when conformed, could have a material impact on the financial statements of the combined company. Certain reclassification adjustments have been made to NPS’s and GES’s historical consolidated balance sheets as of March 31, 2018 and consolidated results of operations for the three months ended March 31, 2018 and the year ended December 31, 2017 to conform to NESR’s presentation.

The pro forma financial information may not reflect all reclassifications necessary to conform NPS’s and GES’s presentations to that of NESR due to limitations on the availability of information as of the date of this Report. Accounting policy differences and additional reclassification adjustments may be identified as more information becomes available.

3.	GES Historical Financial Statements

The historical financial statements of GES have been prepared in accordance with IFRS and are denominated in Rial Omani. A reconciliation from GES’s historical balance sheet as of March 31, 2018 and historical statements of operations for the three months ended March 31, 2018 and the year ended December 31, 2017 to the amounts prepared in conformity with US GAAP and denominated in US dollars presented in the GES (Historical) column in the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of operations is presented below. For both the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of operations, a Rial Omani to U.S. Dollar conversion rate of 1 US Dollar to 0.385 Rial Omani (rate quoted from the Central Bank of Oman) was used as the movement of Rial Omani is fixed to the US Dollar.

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GES Historical Balance Sheet as of March 31, 2018

	As of March 31, 2018
	GES (Historical) (in Rial Omani)	Conversion from Rial Omani to U.S. Dollar	Adjustments for US GAAP and IFRS Differences		GES (Historical) (3)	Pro Forma Balance Sheet Classification
	(in thousands)
ASSETS
Non-current assets
Property, plant and equipment	39,233	$102,036	$(203	)(a)	$101,833	Property, plant and equipment
Intangible assets and goodwill	6	15	-		15	Intangible assets
Capital work in progress	718	1,869	-		1,869	Property, plant and equipment
Deferred tax asset	217	566	-		566	Other assets
Investment in joint venture and associate	1,539	4,002	-		4,002	Investments in joint ventures
Total non-current assets	41,713	108,488	(203)		108,285
Current assets
Inventories	11,225	29,193	-		29,193	Inventories
Trade and other receivables	36,665	95,359	(65,184	)(a)(2)	30,175	Accounts receivable
	-	-	50,026	(2)	50,026	Unbilled revenue
	-	-	365	(2)	365	Other receivable
	-	-	1,879	(2)	1,879	Prepaid expenses
	-	-	13,013	(2)	13,013	Advances to suppliers and other current assets
Amounts due from related parties	448	1,166	-		1,166	Due from related parties, current
Cash and cash equivalents	1,225	3,186	-		3,186	Cash and cash equivalents
Total current assets	49,563	128,904	99		129,003
Total assets	91,276	$237,392	$(104)		$237,288

EQUITY AND LIABILITIES
Equity
Share capital	500	$1,300	$-		$1,300	Common stock
Legal reserve	852	2,216	-		2,216	Accumulated deficit
Retained earnings	29,082	75,636	671	(a)	76,307	Accumulated deficit
Shareholder’s contribution	11,232	29,211	(93	)(a)	29,118	Additional paid in capital
Equity attributable to shareholders of parent company	41,666	108,363	578		108,941
Non-controlling interest	979	2,547	(682	)(a)	1,865	Non-controlling interests
Total equity	42,645	110,910	(104)		110,806

LIABILITIES:
Non-current liabilities
Subordinated loans from related parties	171	445	-		445	Due to related parties
Loans and borrowings	9,679	25,174	-		25,174	Loans and borrowings
Finance lease liabilities	2	5	-		5	Capital lease obligation
End of service benefits	626	1,629	-		1,629	Liability for pension benefits
Total non-current liabilities	10,478	27,253	-		27,253
Current liabilities
Short term bank borrowings	2,757	7,170	-		7,170	Short-term borrowings
Loans and borrowings	7,434	19,334	-		19,334	Current portion of loans and borrowings
Finance lease liabilities	72	187	-		187	Capital lease obligation, current
Trade and other payables	20,806	54,112	(22,596	)(2)	31,516	Accounts payable
	-	-	22,596	(2)	22,596	Accrued expenses
Amounts due to related parties	3,792	9,863	-		9,863	Due to related parties, current
Income tax payable	3,292	8,563	-		8,563	Income taxes payable
Total current liabilities	38,153	99,229	-		99,229
Total liabilities	48,631	126,482	-		126,482
Total equity and liabilities	91,276	$237,392	$(104)		$237,288

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GES Historical Statement of Operations for the Three Months Ended March 31, 2018

	For the Three Months Ended March 31, 2018
	GES (Historical) (in Rial Omani)	Conversion from Rial Omani to U.S. Dollar	Adjustments for US GAAP and IFRS Differences		GES (Historical) (3)	Pro Forma Statement of Operations Classification
	(in thousands)
Revenue	15,648	$40,696	$-		$40,696	Revenues
Direct costs	(6,006)	(15,621)	(17,774	)(2)	(33,395)	Cost of services
Staff costs	(4,886)	(12,708)	12,708	(2)	-
Depreciation and Amortization	(1,948)	(5,066)	5,066	(2)	-
Gross profit	2,808	7,301	-		7,301
Administrative and general expense	(1,865)	(4,851)	-		(4,851)	Selling, general and administrative
Impairment loss on trade and other receivables including contract assets	(38)	(99)	99	(a)	-
Finance costs	(347)	(902)	-		(902)	Interest expense
Other income	37	96	-		96	Other income (expense), net
Share of loss of equity-accounted investee, net of tax	(79)	(206)	-		(206)	Other income (expense), net
Profit before taxation	516	1,339	99		1,438
Income tax expense	(354)	(920)	-		(920)	Provision for income taxes
Net profit and total comprehensive income for the year	162	419	99		518

Net profit and total comprehensive income attributable to:
Shareholders of the Company	141	368	99		467
Non-controlling interest	21	51	-		51	Net (income) loss attributable to non-controlling interests
Net profit and total comprehensive income for the year	162	$419	$99		$518

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GES Historical Statement of Operations for the Year Ended December 31, 2017

	For the Year Ended December 31, 2017
	GES (Historical) (in Rial Omani)	Conversion from Rial Omani to U.S. Dollar	Adjustments for US GAAP and IFRS Differences		GES (Historical) (3)	Pro Forma Statement of Operations Classification
	(in thousands)
Revenue	71,734	$186,564	$-		$186,564	Revenues
Direct costs	(20,902)	(54,361)	(73,901	)(2)	(128,262)	Cost of services
Staff costs	(19,869)	(51,676)	51,676	(2)	-
Depreciation and Amortization	(8,546)	(22,225)	22,225	(2)	-
Gross profit	22,417	58,302	-		58,302
Administrative and general expense	(6,722)	(17,483)	-		(17,483)	Selling, general and administrative
Finance costs	(1,487)	(3,869)	-		(3,869)	Interest expense
Finance income	619	1,611	-		1,611	Interest income
Other income	1,622	4,217	-		4,217	Other income (expense), net
Share of profit of equity-accounted investee, net of tax	378	984	-		984	Other income (expense), net
Profit before taxation	16,827	43,762			43,762
Income tax expense	(2,821)	(7,337)	-		(7,337)	Provision for income taxes
Net profit and total comprehensive income for the year	14,006	36,425	-		36,425

Net profit and total comprehensive income attributable to:
Shareholders of the Company	12,348	32,115	-		32,115
Non-controlling interest	1,658	4,310	-		4,310	Net (income) loss attributable to non-controlling interests
Net profit and total comprehensive income for the year	14,006	$36,425	$-		$36,425

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4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2018 are as follows:

(a)	Reflects the elimination of the effect of GES adopting IFRS 9 during the first quarter of 2018, and the net effect from the historical acquisition of a business from a third party by a related party of GES. Such business was later transferred to GES in a common control transaction. These adjustment result from the difference in the basis of presentation of the historical financial statements of GES, which are prepared in accordance with IFRS, and those of NESR, which are prepared in accordance with US GAAP.

(b)	Represents the use of the merger consideration to purchase all of the outstanding equity ownership of NPS and GES.

NESR acquired NPS and GES, and the GES Investors opted for a share exchange for the interest portion of the Loan Contracts, in exchange for the following:

	NPS		GES
	Value	Shares	Value	Shares	Total
	(in thousands)
Cash consideration	$319,015		$-		$319,015
Total Merger Consideration – cash	319,015		-		319,015

NESR ordinary share consideration	255,412	25,077	257,781	25,310	513,193
Assumption of Loan Contracts and related interest from NESR Holdings (including conversion into NESR ordinary shares)	-	-	30,925	3,036	30,925
Total Merger Consideration – equity	255,412		288,706		544,118

Estimated Earn-Out Mechanisms (2)	24,563	2,412	-	-	24,563

Total Merger Consideration (1)	$598,990		$288,706		$887,696

1)	For pro forma purposes, the fair value of consideration given, and thus the purchase price was determined based upon the $10.185 per share closing price of NESR common stock on June 6, 2018.

The following summarizes NESR’s ordinary share ownership subsequent to the Business Combination, the Backstop Commitment, and the Hana Loan:

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	Shares	%
Closing merger shares - issuable to Hana Investments	14,025,258	16%
Closing merger shares - issuable to the NPS Selling Stockholders	11,318,828	13%
Closing merger shares - issuable to the GES Investors	3,036,381	3%
Closing merger shares - issuable to SV3	6,825,000	8%
Closing merger shares - issuable to the GES Selling Stockholders	18,484,848	22%
Closing merger shares - issuable to the Underwriters	307,465	<1%
Closing merger shares	53,997,780
Founder shares	5,730,425	7%
Shares held by current NESR shareholders	21,005,189	25%
Shares prior to Backstop Commitment	80,733,394
Backstop Commitment Shares (affiliated with NPS)	4,829,375	6%
Total NESR ordinary shares	85,562,769	100%

2) The terms of the NPS transaction include specific earn-out provisions which, if achieved, will be settled in NESR ordinary shares. The first and second equity earn-outs are tied to 2018 EBITDA performance measures, with payments to be made in NESR ordinary shares, and are quantified based on expected 2018 EBITDA targets being met. Based on the range of scenarios and probabilities considered, NESR estimated equity earn-outs of 1.67 million shares at $10.185 per share (equal to $17.0 million) and 740,000 shares at $10.185 per share (equal to $7.5 million) for the first and second equity earn-outs, respectively. Combining the equity earn-outs of $17.0 million and $7.5 million, equals an estimated earn-out of $24.5 million.

(c)	Reflects the acquisition method of accounting based on the estimated fair value of the acquired assets and assumed liabilities of NPS and GES as discussed in Note 5 below. Additional information regarding the estimated fair value of identifiable intangible assets acquired and the tax effect of the purchase accounting is discussed below. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed a consolidated income tax returns during the period presented.

	NPS	GES	Total
	(in thousands)
Property, plant and equipment - carrying value	$264,203	$103,702	$367,905
Property, plant and equipment - fair value	265,219	137,898	403,117
Net purchase accounting adjustment	$1,016	$34,196	$35,212

Other assets - carrying value	$9,713	$566	$10,279
Other assets - fair value	5,241	566	5,807
Net purchase accounting adjustment	$(4,472)	$-	$(4,472)

Intangibles - carrying value	$-	$15	$15
Intangibles - fair value	125,000	53,000	178,000
Net purchase accounting adjustment	$125,000	$52,985	$177,985

Goodwill - carrying value	$182,053	$-	$182,053
Goodwill - fair value	341,058	101,754	442,812
Net purchase accounting adjustment	$159,005	$101,754	$260,759

Unamortized debt issuance / transaction costs - carrying value	$(2,875)	$(435)	$(3,310)
Unamortized debt issuance / transaction costs - fair value	-	-	-
Net purchase accounting adjustment	$2,875	$435	$3,310

Deferred tax liabilities - carrying value	$1,834	$-	$1,834
Deferred tax liabilities - fair value	26,834	10,600	37,434
Net purchase accounting adjustment	$25,000	$10,600	$35,600

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(d)	Reflects the elimination of NPS’s and GES’s historical equity accounts.

	NPS	GES	Total
	(in thousands)
Common stock	$(348,525)	$(1,300)	$(349,825)
Convertible redeemable shares	(21,475)	-	(21,475)
Additional paid in capital	(3,345)	(29,118)	(32,463)
Accumulated deficit (Retained earnings)	24,294	(78,523)	(54,229)
Accumulated other comprehensive (income)	435	-	435
Non-controlling interests	2,300	(1,865)	435
Total equity	$(346,316)	$(110,806)	$(457,122)

(e)	Represents the reclassification of $231.3 million of cash and cash equivalents held in a trust account that became available following the Business Combination after giving effect to the redemption by NESR shareholders of 1,916,511 NESR ordinary shares. Ordinary shares subject to possible redemption that were not redeemed were rolled over into NESR ordinary shares.

(f)	Reflects the receipt of gross proceeds of $48.3 million from the sale of ordinary shares pursuant to the Backstop Commitment.

(g)	Reflects the payment of $5.3 million in cash and $3.1 million in NESR ordinary shares as deferred underwriting fees contingent upon completion of the Business Combination, and an adjustment of $0.6 million to deferred underwriting fees due to the redemption by NESR shareholders of 1,916,511 NESR ordinary shares.

(h)	Reflects adjustments to retained earnings and accrued liabilities of $13.6 million consisting of transaction costs expected to be incurred in relation to the Business Combination.

(i)	Reflects the redemption of 1,916,511 ordinary shares by shareholders pursuant to their redemption rights.

(j)

Reflects the receipt of $50.0 million from Hana Investments pursuant to the Hana Loan, and the issuance of $3.0 million of NESR ordinary shares, $0.6 million related to loan origination costs and $2.4 million related to the relationship fee.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2018 and the year ended December 31, 2017 are as follows:

(aa)	Represents the sum of the adjustments to record amortization expense related to acquired identifiable definite-lived intangible assets. Such intangibles have been amortized using the straight-line method.

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	Pro Forma Three Months Ended March 31, 2018
	NPS		GES
	Cost of Services	Depreciation and Amortization	Cost of Services	Depreciation and Amortization	Selling, General and Administrative
	(in thousands)
Historical depreciation and amortization expense recognized	$10,287	$91	$5,066	$-	$303
Depreciation and amortization expense after fair value adjustment	5,238	3,259	3,944	-	1,620
Depreciation and amortization expense adjustment for the period	$5,049	$(3,168)	$1,122	$-	$(1,317)

	Pro Forma Year Ended December 31, 2017
	NPS		GES
	Cost of Services	Depreciation and Amortization	Cost of Services	Depreciation and Amortization	Selling, General and Administrative
	(in thousands)
Historical depreciation and amortization expense recognized	$37,801	$607	$22,225	$-	$1,205
Depreciation and amortization expense after fair value adjustment	20,952	13,038	15,864	-	6,390
Depreciation and amortization expense adjustment for the period	$16,849	$(12,431)	$6,361	$-	$(5,185)

(bb)	Represents an adjustment to income tax expense as a result of the tax impact on the pro forma adjustments related to purchase accounting and pro forma adjustments for NPS and GES based on a blended statutory tax rate of 20%.

(cc)	In conjunction with the Business Combination, the GES Founders have executed a Non-Compete and Non-Disclosure Agreement and have agreed to provide advisory services to the combined company for five years. Pursuant to the agreement, the GES Founders will each receive annual payments of $1 million over the course of five years.

(dd)	Reflects the elimination of transaction costs of $4.8 million recorded in the NESR, NPS and GES historical financial statements for the three months ended March 31, 2018, and $3.6 million recorded in the NESR historical financial statements for the year ended December 31, 2017.

(ee)	Reflects an adjustment to interest expense resulting from the Hana Loan.

(ff)	Earnings per Share

Represents the net income per share calculated using the historical weighted average NESR ordinary shares and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2017. On a pro forma basis, no potentially dilutive shares were outstanding during the three months ended March 31, 2018 or the year ended December 31, 2017. Therefore, basic and diluted weighted average shares were the same for the period presented. The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of NESR’s shares outstanding, assuming the Business Combination, the Backstop Commitment, and the Hana Loan occurred on January 1, 2017.

Combined Pro Forma Basic and Diluted Weighted Average Shares
NESR Public Shareholders	21,005,189
NESR Founders	5,730,425
GES Investors (GES Loan Contracts upon conversion into NESR ordinary shares)	3,036,381
Hana Investments	25,334,086
GES Shareholders	25,309,848
Underwriters	307,465
Backstop Investor (affiliated to NPS)	4,829,375
Pro forma weighted average shares (basic and diluted)	85,562,769

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5.	Estimated Fair Value of Assets Acquired and Liabilities Assumed

The preliminary allocation of the consideration to the tangible and intangible assets acquired and liabilities assumed is based on various preliminary estimates. Since this unaudited pro forma condensed combined financial information has been prepared based on preliminary estimates the actual amounts recorded for the acquisition may differ from the information presented.

Allocation of consideration

	NPS	GES
	(in thousands)
Cash and cash equivalents	$27,857	$3,186
Accounts receivable	58,346	30,175
Unbilled revenue	35,764	50,026
Inventories	32,664	29,193
Other receivable	10,013	365
Prepaid expenses	4,901	1,879
Due from related parties, current	-	1,166
Advances to suppliers and other current assets	561	13,013
Property, plant and equipment	265,219	137,898
Other assets	5,241	566
Intangible assets	125,000	53,000
Investments in joint ventures	-	4,002
Total identifiable assets acquired	565,566	324,469

Accounts payable	(23,566)	(31,516)
Accrued expenses	(25,246)	(22,596)
Current portion of loans and borrowings	-	(19,334)
Short-term borrowings	(56,958)	(7,170)
Capital lease obligation, current	-	(187)
Due to related parties, current	(25)	(9,863)
Current end of service benefits	(2,691)	-
Income taxes payable	(3,231)	(8,563)
Loans and borrowings	(150,000)	(25,609)
Other liabilities	(4,472)	-
Capital lease obligation	-	(5)
Long-term income taxes payable	(3,530)	-
Deferred tax liabilities	(26,834)	(10,600)
Due to related parties	-	(445)
Employee benefits	(11,081)	(1,629)
Net identifiable liabilities acquired	(307,634)	(137,517)
Goodwill	341,058	101,754
Total gross consideration	$598,990	$288,706

Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The preliminary allocation to intangible assets is as follows:

Intangible assets

	Fair Value
	NPS	GES	Total	Useful Life
	(in millions)
Customer contracts	$110,000	$43,000	$153,000	10 years
Trademarks and trade names	15,000	10,000	25,000	8 years
Total intangible assets	$125,000	$53,000	$178,000

Goodwill. Approximately $442.8 million has been allocated to goodwill. Goodwill represents the excess of the gross consideration transferred over the fair value of the underlying net tangible and identifiable definite-lived intangible assets acquired. Qualitative factors that contribute to the recognition of goodwill include certain intangible assets that are not recognized as separate identifiable intangible assets apart from goodwill. Intangible assets not recognized apart from goodwill consist primarily of the strong market positions and the assembled workforces at NPS and GES.

In accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 350, Goodwill and Other Intangible Assets, goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event management of the combined company determines that the value of goodwill has become impaired, an accounting charge for the amount of impairment during the quarter in which the determination is made may be recognized.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s discussion and analysis of financial condition and results of operations of NPS and GES for the years ended December 31, 2015, 2016 and 2017 is included in the Proxy Statement in the sections entitled “NPS Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 148 and “GES Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 177, respectively, which are incorporated herein by reference.

In addition, management’s discussion and analysis of financial condition and results of operations of NPS and GES for the period ended March 31, 2018 are provided below.

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NPS MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

The following discussion and analysis should be read in conjunction with the financial statements and related notes of NPS included elsewhere in this Report. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

References in this section to the “Company,” “us” or “we” refer to NPS.

Overview

Description of the Business

We are a leading regional provider of products and services to the oil and gas industry in the Middle East and North Africa (“MENA”) and Asia Pacific (“APAC”) regions. Through the company’s track record of delivering successful outcomes to its customers during the drilling, completion and production phases of an oil or natural gas well, NPS has built strong positions in its target markets and developed longstanding relationships with many of the world’s leading exploration and production (“E&P”) companies.

Throughout our nearly 40-year history, we have successfully grown and expanded our service lines and markets. We currently operate in 11 countries, with a strong presence in Saudi Arabia, Algeria, Qatar, UAE and Iraq. We have established a unique position in our markets, competing effectively against the multinational oilfield service providers while providing scale that is superior to local competition. As an independent, adaptive and regionally-focused firm, NPS can react and mobilize quickly as conditions change and opportunities arise.

Our services include a broad suite of offerings that are essential in the drilling and completion of new oil and natural gas wells and in the remedial work on existing wells, both onshore and offshore. We provide an integrated service offering that includes: Well Services and Intervention, Drilling and Workover, Wireline Logging and Testing.

Well Services and Intervention include well cementing, coiled tubing, pressure pumping and stimulation operations. Drilling and Workover Services include drilling and workovers for oil, gas and water wells. Wireline Logging and Testing include cased-hole logging, slick-line services, surface well production testing and wellhead maintenance. NPS effectively delivers this broad range of services by deploying one of the largest fleet of oilfield equipment among its regionally-based competitors, including cementing units, coiled tubing units, stimulation units, nitrogen units and oil and water well drilling rigs.

We operate in key geographies across the MENA and APAC regions, deriving more than 95% of our revenue from Saudi Arabia, Algeria, Qatar, UAE and Iraq. With its vast reserves of oil and gas, the MENA region continues to dominate in its role as a vital source of global energy supply and stability.

Marketing and customers

Over our nearly 40 years in business, we have developed strong and longstanding relationships with our key customers: Saudi Aramco, Qatar Petroleum, ADCO, ADMA and other National and International Oil Companies. These relationships have been built upon a track record of offering a wide range of reliable and cost-effective services. NPS currently has over 29 active customers and operates under fixed-term contracts ranging from 3 to 5 years.

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Services

The table below summarizes our existing service lines in the key markets in which we operate:

	Saudi Arabia	Qatar	UAE	Iraq	India	Algeria	Malaysia
Stimulation	✓	✓	✓	✓	✓	✓
Coiled tubing	✓	✓	✓	✓	✓	✓	✓
Cementing	✓	✓	✓	✓	✓	✓
Wireline logging	✓
Well testing	✓		✓	✓		✓

Industry Trends

Cyclical Nature of Sector

Our company provides oilfield services to E&P companies with operations in the onshore and offshore oil and gas exploration and production sectors. Demand for our services is mainly led by our customers’ operations and is therefore linked to global oil prices, rig activity and other factors.

The oilfield services sector is a highly cyclical industry, with the level of drilling activity by E&P companies being largely linked to oil prices which in turn are driven by global supply and demand for oil. As a result, our operating results can fluctuate from quarter to quarter. However, due to the low oil breakeven price in the MENA region and the need for infrastructure spending by the governments of these oil rich countries, we believe that we are less affected by oil price shocks as compared to other companies which operate in other regions.

Global E&P Trends and Outlook

Since the downturn in oil prices which commenced in 2014, many projects have been deferred by E&P companies, who have sought to reduce oilfield service costs in an attempt to lower their break-even points. Pricing concessions were granted by service providers in order to maintain their market share during these periods.

Global E&P spending increased by approximately 4% in 2017, which was preceded by 2 years of double-digit declines. As recent oil prices have started to rise, more projects will become economically viable and it is expected that onshore spending will increase.

Given OPEC’s production cuts and the recent depletion of oil inventories, we expect that production will rise in order to meet current estimated demand. With diminishing oil reserves, we also expect that any increase in oil supply will be weighted towards replacing old wells and implementing new technologies.

Drilling Types and Environments

Based on Wood Mackenzie data (extracted 3/5/2018), offshore oil production currently provides an estimated 30% of all global oil supply. Although this is a significant portion, the bulk of oil production comes from onshore activity.

NPS has operations in both onshore and offshore drilling. Offshore drilling provides higher margins due to greater complexity, logistical challenges and the need for innovative solutions. Our strategy going forward is to further target offshore drilling in the MENA and APAC regions.

Middle East Drilling

The Middle East has almost half of the world’s proven oil reserves and accounts for almost a third of oil production, according to the BP Statistical Review of World Energy. The countries in the Arabian Gulf account for around 23% of global oil production and given the low break-even price, it is a key region for oilfield service companies.

Most oil and gas fields in the Middle East are legacy fields in shallow waters. These fields are largely engaged in drilling activity, driven by the need for redevelopment, enhanced oil recovery via stimulation and the drilling of new production wells. Further, a number of gas fields scheduled to be developed in the near future will require oilfield services. Although the region still has low break-even levels, it is expected that more complex offshore rigs, with higher break-even prices, will be developed in the future.

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Key Performance Indicators

NPS uses a variety of operational and financial measures to assess its performance. Among the measures considered by management are Revenue, Net income, and Adjusted EBITDA.

Revenue

NPS analyzes its revenue by comparing actual monthly revenue to internal projections and prior periods in order to assess performance, identify potential areas for improvement, and determine whether the business is meeting management’s expectations.

Net Income

NPS views net income as an important indicator to assess performance, identify potential areas for improvement and determine whether the business is meeting management’s expectations.

Adjusted EBITDA

NPS views Adjusted EBITDA as an additional important indicator of performance. NPS defines Adjusted EBITDA as net income, plus interest expense, taxes, depreciation, amortization, impairment and transaction expenses.

Transaction expenses are defined as non-recurring expenses incurred in connection with the purchase of NPS shares by NESR as detailed in Note 17 to the unaudited condensed consolidated financial statements of NPS for the three months ended March 31, 2018.

Note Regarding Non-GAAP Financial Measures

Adjusted EBITDA is not a financial measure presented in accordance with GAAP. NPS believes that the presentation of this non-GAAP financial measure will provide useful information to investors in assessing its financial performance and results of operations as NPS’s board of directors, management and investors use Adjusted EBITDA to compare NPS’s operating performance on a consistent basis across periods by removing the effects of its capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of its management team. This non-GAAP financial measure should not be considered as an alternative to the most directly comparable GAAP financial measure. This non-GAAP financial measure has important limitations as an analytical tool because it excludes some but not all items that affect the most directly comparable GAAP financial measure. You should not consider Adjusted EBITDA in isolation or as a substitute for an analysis of NPS’s results as reported under GAAP. Because Adjusted EBITDA may be defined differently by other companies in its industry, NPS’s definition of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. NPS’s financial statements in this Report are presented in accordance with U.S. GAAP.

Executive Overview

During the first quarter of 2017, we faced a challenging environment in many of our key end markets. Our primary focus was to grow market share while expanding our service offering and advancing our long-term growth plans. Furthermore, we have been proactive in protecting our profit margins by realigning our cost structure to the lower market pricing levels. These optimization strategies have enabled us to benefit from the activity growth which we have seen in our key markets during the first quarter of 2018.

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Our results for the three months ended March 31, 2018 include:

●	An increase in revenue of $22.1 million or 40% as compared to the prior year’s first quarter. The growth in revenue was generated largely from Saudi Arabia (up $11.8 million), Iraq (up $5.7 million) and Qatar (up $0.8 million), all of which was driven by higher Coiled Tubing and Well Testing activity in these markets and partially compensated by lower revenue in Algeria due to reduced activity combined with discounted pricing on our new Coil Tubing contract.

●

An increase in net income of $2.6 million or 92% from the prior year’s first quarter, mostly due to an increase in gross profit generated from higher revenues combined with an increase in revenue mix towards higher margin services.

●	An increase in Adjusted EBITDA of $6.8 million or 47% as compared to the prior year’s first quarter. The increase was driven by higher activity levels during the first quarter of 2018. As a percentage of revenue, Adjusted EBITDA remained approximately the same during the first quarters of 2018 and 2017.

Since 2016, our key focus has been to maintain a proper balance between delivering solid operating results and advancing our strategic goals. The following highlights a few examples of strategic actions which occurred during the first quarter of 2018 and which we believe will help position us well for long-term value creation.

●

In Saudi Arabia, we have deployed 2 additional CT units resulting in an increase in stimulation revenue in rig-less activity. There has also been higher activity in Well Testing under LSTK (Lump Sum Turnkey) contracts which were awarded last year, with two additional Testing packages deployed in Q1 2018.

●	In Algeria we commenced mobilization of a single Coiled Tubing package which is expected to generate revenue in Q2 2018.

●	In Oman, better drilling performance and an increase in footage drilled have resulted in higher revenues on our top hole drilling contract.

●	In Iraq, our Coiled Tubing packages are now working 24 hours which resulted in more well intervention activity as compared to Q1 of last year. We have also deployed two additional Well Testing flare-less units.

●	In Indonesia, we are staging our third Wireline Logging unit which is expected to generate revenue in late Q2 2018 and which will capture future activity on geothermal wells.

●	In the UAE, we have deployed an additional Coiled Tubing package, with a second package being prepared for deployment in Q2 2018.

We believe that the demand for our services will increase in line with the market activity growth. While drilling and completions activities have improved along with oil prices increasing from their lows in early 2016, we believe our long-term growth will be driven by:

●	Increases in customer drilling budgets, focused in our core service areas, and an expected increase in rig count in the MENA region;

●	Expanding our service offerings in existing key markets and extending operations into new geographies;

●	Increasing our services on more complex offshore as well as gas-wells related services; and

●	Shifting focus towards higher margin and high technology service lines, including Wireline Logging and Testing services.

Results of Operations

The discussions below relating to significant line items from our consolidated statements of income (loss) are based on available information and represents our analysis of significant changes or events that impact the comparability of reported amounts. Where appropriate, we have identified specific events and changes that affect comparability or trends and, where reasonably practicable, have quantified the impact of such items. In addition, the discussions below for revenue and cost of revenue are on a total basis as the business drivers for all services are similar. All dollar amounts in tabulations in this section are in thousands of dollars, unless otherwise stated.

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The following is a comparison of our result of operations for the three months ended March 31, 2018 compared to the three months ended March 31, 2017:

	Three Months Ended March 31,
			As % of Revenues		Variance
Description	2018	2017	2018	2017	$	%

Revenues, net	$76,842	$54,739	100%	100%	22,103	40%
Cost of services	(58,172)	(41,753)	76%	76%	16,419	39%
Gross profit (1)	18,670	12,986	24%	24%	5,684	44%
Depreciation and amortization	(91)	(165)	<1%	<1%	(74)	(45)%
Selling, general and administrative expenses	(9,409)	(7,603)	12%	14%	1,806	24%
Operating income	9,170	5,218	12%	10%	3,952	76%
Interest expense, net	(2,825)	(1,574)	4%	3%	1,251	79%
Other income, net	91	109	<1%	<1%	(18)	(17)%
Income before income taxes	6,436	3,753	8%	7%	2,683	72%
Income taxes	(983)	(912)	1%	2%	71	8%
Net income	$5,453	$2,841	7%	5%	2,612	92%

(1) Gross profit is defined as revenues less direct operating costs.

The following is a non-GAAP measure used by the Company to assess its results of operations:

(In thousands of Dollars)	Three Months Ended March 31,
			As % of Revenues		Variance
Description	2018	2017	2018	2017	$	%

Net income	$5,453	$2,841	7%	5%	2,612	92%
Add: Income taxes	983	912	1%	2%	71	8%
Add: Interest expense, net	2,825	1,574	4%	3%	1,251	79%
Add: Depreciation and amortization (1)	10,378	9,197	14%	17%	1,181	13%
Add: Transaction expenses	1,702	-	3%	N/A	1,702	N/A
Adjusted EBITDA	$21,341	$14,524	28%	27%	6,817	47%

(1) The depreciation and amortization values in the above table include amounts recorded under cost of services.

Revenue. Revenue is generated largely from Well Services, which represented 85.4% of total revenue in the three months ended March 31, 2018 and 83.35% in the three months ended March 31, 2017. Despite continued pressures on pricing, revenue in the three months ended March 31, 2018 increased by $22.1 million, or 40%, to $76.8 million from $54.7 million in the equivalent period in 2017. The increase is largely due to higher well services activity in Saudi Arabia (up $11.8 million) and Iraq (up $5.7 million) which were partially offset by lower revenue in Algeria (down $2.7 million).

Cost of Services. Cost of services for the three months ended March 31, 2018 increased by $16.4 million, or 39%, to $58.2 million from $41.8 million in the three months ended March 31, 2017. The increase was driven by higher customer activity levels. Total cost of services as a percentage of total revenue in the first quarter of 2018 is 76%, which represented no change from the equivalent period in 2017

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Cost of services includes depreciation of $10.3 million and $9.0 million in the three months ended March 31, 2018 and 2017, respectively relating to key equipment used in supporting and managing our operations.

Depreciation and amortization. Depreciation and amortization expense, as reported below Gross Margin, represents depreciation of head office fixtures and fittings as well as amortization of acquired customer contracts. Depreciation and amortization expense decreased by $0.07 million, or 45%, to $0.09 million for the three months ended March 31, 2018 from $0.16 million for the three months ended March 31, 2017, largely due to lower cost of amortization of 0.06 million).

Selling, general and administrative expense. Selling, general and administrative (“SG&A”) expense, which represents costs associated with managing and supporting our operations, increased $1.8 million, or 24%, to $9.4 million for the three months ended March 31, 2018 from $7.6 million in the three months ended March 31, 2017. The increase in SG&A expense is due to higher personnel compensation costs driven by an increase in staff headcount to support higher activity levels. As a percentage of revenue, SG&A expense decreased to 12% of revenue in the three months ended March 31, 2018 as compared to 14% in the equivalent period in 2017, both as a result of higher activity levels as well as continued cost control discipline across all business functions.

Interest expense, net. Interest expense, net, in the three months ended March 31, 2018 increased by $1.3 million, or 79%, to $2.8 million from $1.6 million in the three months ended March 31, 2017. The increase was attributable to both higher LIBOR rates and higher fixed interest charges on the Murabaha bank loan, in addition to incremental interest charges arising on the new Bridge Loan facility which was drawn down in early February 2018.

Other income, net. Other income, net, in the three months ended March 31, 2018 decreased by $0.02 million, or 17%, to $0.09 million from $0.11 million in the three months ended March 31, 2017. The decrease is largely due to higher income from disposal of fixed assets combined with lower bank charges in 2018.

Net income. Net income was $5.5 million for the three months ended March 31, 2018 as compared with net income of $2.8 million in the three months ended March 31, 2017. The increase in net income was due to an increase in the gross margin generated as a result of higher activity levels in the current quarter.

Liquidity

Our objective in financing our business is to maintain sufficient liquidity, adequate financial resources and financial flexibility in order to fund the requirements of our business. At March 31, 2018, we had cash and cash equivalents of $27.9 million compared to $39.2 million of cash and cash equivalents at March 31, 2017.

At March 31, 2018, $27.9 million of our cash and cash equivalents was held by foreign subsidiaries compared to $39.2 million at March 31, 2017. Cash and cash equivalents held by foreign subsidiaries includes amounts of $7.1 million and $7.3 million held within the sub-holding company of NPS Bahrain at March 31, 2018 and 2017 respectively.

We have a committed revolving credit facility (the “Credit Facility”) with commercial banks under which the maximum borrowing at any time is $50.0 million. At March 31, 2018, we had borrowings under the credit facility of $7.0 million due within one year. During the first quarter of 2018, we used cash to fund a variety of activities including certain working capital needs, capital expenditures, repayment of short term borrowings, and the payment of employees’ end of service benefits.

A substantial portion of the cash held by foreign subsidiaries at each of March 31, 2018 and March 31, 2017 was reinvested in our international operations as our current intent is to use this cash to, among other things, fund the operations of our foreign subsidiaries. If we decide at a later date to repatriate those funds to the United Arab Emirates, we may be required to pay withholding tax on some of these funds, mainly in Saudi Arabia, Indonesia, Malaysia and Algeria. However, the repatriation of funds to the UAE is largely in the form of settlement of inter-company balances relating to purchases of fixed assets and inventory by the holding company, which is not subject to withholding taxes.

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The Company does not face any significant capital restrictions on cash outflows from foreign subsidiaries to the holding company or other group companies.

We believe that cash on hand, cash flows generated from operations, and liquidity available through our credit facility, including the issuance of commercial papers will provide sufficient liquidity to manage our global cash needs.

Cash Flows

Cash flows provided by (used in) each type of activity were as follows for the three months ended March 31, 2018 compared to the three months ended March 31, 2017:

	Three Months Ended March 31,
	2018	2017
Cash Provided by/(used in):
Operating Activities	$10,959	$25,122
Investing Activities	(7,261)	(7,626)
Financing Activities	(344)	(3,876)
Net change in cash and cash equivalents	$3,354	$13,620

Operating Activities

Cash flows from operating activities provided cash of $11.0 million and $25.1 million for the three months ended March 31, 2018 and 2017, respectively. Cash flows from operating activities decreased $14.2 million in the first quarter of 2018 primarily due to changes in the components of our working capital (unbilled revenues, receivables, inventories and accounts payable) compared to the three months ended March 31, 2017.

Investing Activities

Cash flows used in investing activities was ($7.3) million and ($7.6) million for the three months ended March 31, 2018 and 2017, respectively. The decrease of $0.4 million in cash used is primarily attributed to an increase of $2.7 million in the funding of capital assets (funding was $10.3 million and $7.6 million for the three months ended March 31, 2018 and 2017, respectively) and an increase of $3.0 million of investments in short-term deposits with banks. Our principal recurring investing activity is the funding of capital expenditures to ensure that we have the appropriate levels and types of machinery and equipment in place to generate revenue from operations. The increase in capital expenditures was the result of our revenue growth.

There were no disposal of assets for the three months ended March 31, 2018 nor 2017, respectively.

Financing Activities

Cash flows used in financing activities were $0.3 million and $3.9 million for the three months ended March 31, 2018 and 2017, respectively. The decrease of $3.5 million in cash used was primarily due to increase in our borrowing activity, which was partially offset by the payment of dividends to our shareholders. Our principal recurring financing activity is the borrowing and repayment of debt to ensure that we have the appropriate levels of liquidity as well as the payment of dividends and Zakat on behalf of our shareholders.

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We had net draws of commercial paper and other short-term debt of $50.0 million in the first quarter of 2018, and net repayments of $3.8 million in the first quarter of 2017.

We paid $48.2 million of dividends to our shareholders in the three months ended March 31, 2018.

Murabaha Credit Facilities

$150 Million Facility

The Company entered into a syndicated Murabaha facility (“the Facility”) for $150.0 million which was fully drawn by the Company on November 26, 2014. Murabaha is an Islamic financing structure where a set fee is charged rather than interest. This type of loan is legal in Islamic countries as banks are not authorized to charge interest on loans, hence banks charge a flat fee for continuing daily operations of the bank, in lieu of interest.

The Facility of $150.0 million is from a syndicate of three commercial banks. The Facility is repayable in semi-annual instalments ranging from $7.5 million to $19.3 million commencing from May 26, 2017 with the last instalment due on November 26, 2020. The Facility carries a set fee which equals to the stated interest rate of six months LIBOR plus a fixed profit margin of 2.9% per annum. The Facility is partially secured by personal guarantees of two individual shareholders on a pro-rata basis with their respective shareholding percentages. Letters of awareness have been executed by the corporate shareholders as credit support for the Facility.

On May 28, 2017, the Facility (“Amended Facility”) was amended to extend the maturity of the agreement. The Amended Facility is repayable in quarterly installments ranging from $1.1 million to $57.9 million commencing from August 1, 2019 with the last installment due on May 28, 2025. The Amended Facility carries a stated interest rate of three months LIBOR plus a fixed profit margin of 3.25% per annum. The Amended Facility is partially secured by personal guarantee of one individual shareholder on a pro-rata basis with his shareholding percentage. Letters of awareness have been executed by the corporate shareholders as credit support for the Facility.

All of the other terms of the Facility remained the same except the fixed interest charge was revised from 2.9% in 2014 to 3.25% in 2017. The costs of our loan arrangement fees increased to $0.10 million for the three months ended March 31, 2018 from $0.08 million for the three months ended March 31, 2017.

The Amended Facility contains certain covenants, which, among other things, require the maintenance of a total debt-to-total capitalization ratio, restrict certain merger transactions or the sale of all or substantially all of our assets or a significant subsidiary and limit the amount of subsidiary indebtedness. Upon the occurrence of certain events of default, our obligations under the Amended Facility may be accelerated. Such events of default include payment defaults to lenders under the Amended Facility, covenant defaults and other customary defaults. As of March 31, 2018, we were in compliance with all of the credit facility’s covenants.

$50 Million Facility

We have a committed revolving credit facility with commercial banks under which the maximum borrowing at any time is $50.0 million. Borrowings under this facility are only used to fund capital expenditures. At March 31, 2018, we had borrowings under the credit facility of $7.0 million due within one year. During the first quarter of 2018, we used cash generated by our operations to fund a variety of activities including certain working capital needs, capital expenditures, repayment of short term borrowings, and the payment of employees’ end of service benefits.

$50 Million Term Loan

The Company entered into an additional $50.0 million term facility (“the Term Loan”) on February 4, 2018 with APICORP. The loan is repayable by August 1, 2018. The facility carries a stated interest rate of one month LIBOR plus a fixed profit margin of 1.50% per annum or $0.9 million until August 1, 2018. Borrowings under this facility were used to fund a special dividend issued to our shareholders.

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If market conditions were to change and our revenue was reduced significantly, our cash flows and liquidity could be reduced. Should this occur, we would seek alternative sources of funding, including additional borrowing under the credit facility.

Capital Resources

In the next twelve months, we believe cash on hand, cash flows from operating activities and the available credit facility will provide us with sufficient capital resources and liquidity to manage our working capital needs, meet contractual obligations, fund capital expenditures, and support the development of our short-term and long-term operating strategies. If necessary, we may use short-term debt to fund cash needs in various countries in excess of the cash generated in those specific countries.

Our capital expenditures can be adjusted and managed by us to match market demand and activity levels. In light of the current market conditions, capital expenditures in the next twelve months will be made as appropriate at a rate that we estimate would equal $30 million to $35 million on an annualized basis. The expenditures are expected to be used primarily for normal, recurring items necessary to support our business. We also anticipate making income tax payments in the range of $3 million to $5 million in the next twelve months. For employees’ end of service benefits, we expect to pay between $1 million to $3 million to employees in the next twelve months. See Note 9. “Employee benefits” of the notes to NPS’s consolidated financial statements for further discussion.

As discussed above, the Company’s total capital expenditures in the next twelve months is estimated to be equal to $30 million to $35 million on an annualized basis. The expenditures are expected to be used primarily for normal, recurring items necessary to support our business. Capital expenditures are financed through the Revolving Credit Facility. There is sufficient capacity under this credit facility to meet our capital expenditure commitments.

Other Factors Affecting Liquidity

Guarantee agreements. In the normal course of business with customers, vendors and others, the Company has entered into off-balance sheet arrangements, such as surety bonds for performance, and other bank issued guarantees, which totaled $(Nil) million and $27.9 million as of March 31, 2018 and as of December 31, 2017, respectively. A liability is accrued when a loss is both probable and can be reasonably estimated. None of the off-balance sheet arrangements either has, or is likely to have, a material effect on our consolidated financial statements.

Customer receivables. In line with industry practice, we bill our customers for our services in arrears and are, therefore, subject to our customers delaying or failing to pay our invoices. In weak economic environments, we may experience increased delays and failures to pay our invoices due to, among other reasons, a reduction in our customers’ cash flow from operations and their access to the credit markets as well as unsettled political conditions. If our customers delay paying or fail to pay us a significant amount of our outstanding receivables, it could have a material adverse effect on our liquidity, consolidated results of operations and consolidated financial condition. Two of our three largest customers, Saudi Aramco and Sonatrach, are owned by the governments of Saudi Arabia and Algeria, respectively. It is customary for Saudi Aramco to delay payments of a portion (10%) of receivables until all taxes due within the country are fully paid and settled.

Quantitative and Qualitative Disclosure About Market Risk

Interest Rate Risk

At March 31, 2018, NPS had $150.0 million of long-term debt outstanding, with an interest rate of 3 months LIBOR plus 3.25%. Interest is calculated under the terms of NPS’s Murabaha agreement. Assuming no change in the amount outstanding, the impact on interest expense of a 1% increase or decrease in the interest rate would be approximately $1.5 million per year. NPS does not currently have or intend to enter into any derivative arrangements to protect against fluctuations in interest rates applicable to NPS’ outstanding indebtedness.

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Foreign Currency Risk

NPS is exposed to foreign currency risks that arise from normal business operations. These risks include transaction gains and losses associated with Intercompany loans with foreign subsidiaries and transactions denominated in currencies other than a location’s functional currency.

US dollar balances in the UAE, KSA and Qatar entities are not considered to represent significant currency risk as the respective currencies in these countries are pegged to the U.S. dollar. The company’s foreign currency risk arises from the settlement of transactions in currencies other than the Company’s functional currency, specifically in Algerian Dinar, Libyan Dinar, Indian Rupee and Indonesian Rupiah. However, customer contracts in these countries are largely denominated in US dollars.

Credit Risk

Credit risk is the risk that one party to a financial instrument may fail to discharge an obligation and cause the other party to incur a financial loss. NPS is exposed to credit risk on its accounts receivable and other receivables and certain other assets as reflected in our consolidated balance sheet.

The Company seeks to manage its credit risk with respect to banks by only dealing with reputable banks and with respect to customers by monitoring outstanding receivables and ensuring close follow-ups. Management also considers the factors that may influence the credit risk of its customer base including the default risk of the industry and the country in which the customers operate. The Company sells its products to a large number of customers, mainly to national oil companies in the GCC region. The Saudi Arabian Oil Company (“Saudi Aramco”), owned by the government of Saudi Arabia, and Sonatrach, owned by the government of Algeria, represented 33% (38% in 2017) and 22% (25% in 2017) of the Company’s accounts receivable balance at March 31, 2018. No other customer accounted for greater than 10% of the Company’s accounts receivable balance.

With respect to credit risk arising from the financial assets of the Company, including receivables and bank balances, the Company’s exposure to credit risk arises from default of the counterparty, with a maximum exposure equal to the carrying amount of these assets in the consolidated balance sheet. Cash and cash equivalents are primarily held with banks and financial institution counterparties, which are rated A1 to Baa3, based on Moody’s ratings.

Liquidity risk

Liquidity risk is the risk that the Company may not be able to meet its financial obligations as they fall due. The Company’s approach to managing liquidity risk is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses, or risking its liabilities. The company maintains cash flow forecasts to monitor its liquidity position.

Accounts payable are normally settled within the terms of purchase from the supplier. As detailed on page 41, the company has sufficient un-utilized capacity under its revolving credit facility to manage short term financing requirements in relation to its capital expenditure.

Market Risk

NPS is exposed to market risks primarily from changes in interest rates on its long-term borrowings as well as fluctuations in foreign currency exchange rates applicable to its foreign subsidiaries and where local exchange rates are not pegged to the US Dollar (Algeria, Libya and Iraq). However, the foreign exchange risk is largely mitigated by the fact that all customer contracts are denominated in US Dollars.

NPS does not use derivatives for trading purposes, to generate income or to engage in speculative activity.

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Off-Balance Sheet Arrangements

In the normal course of business with customers, vendors and others, we have entered into off-balance sheet arrangements, such as surety bonds for performance, and other bank issued guarantees. It is not practicable to estimate the fair value of these financial instruments. None of the off-balance sheet arrangements either has, or is likely to have, a material effect on our consolidated financial statements.

As of March 31, 2018, we had no material off-balance sheet financing arrangements other than normal operating leases. As such, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such financing arrangements.

Related Party Transactions

Related parties include shareholders, key management personnel, and jointly controlled entities. In the ordinary course of business, such related parties provide goods and render services to the Company at mutually agreed rates. In addition, certain shareholders received short-term loans and or advances in connection with the sale of the business to the new shareholders in 2014, all of which were subsequently fully settled by the respective parties. The transactions with related parties are made at mutually agreed terms. Outstanding balances are unsecured, interest free and settlement occurs in cash.

For further details about our transactions with related parties please refer to “Certain Relationships and Related Party Transactions” and Note 12. “Related party transactions” of the notes to NPS’s consolidated financial statements for further discussion.

Critical Accounting Policies and Estimates

The preparation of our consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses and related disclosures as well as disclosures about any contingent assets and liabilities. We base these estimates and judgments on historical experience and other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions about future events and their effects are subject to uncertainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as the business environment in which we operate changes.

We have defined a critical accounting estimate as one that is both important to the portrayal of either our financial condition or results of operations and requires us to make difficult, subjective or complex judgments or estimates about matters that are uncertain. Our Board of Directors has reviewed our critical accounting estimates and the disclosure presented below. During the past two fiscal years, we have not made any material changes in the methodology used to establish the critical accounting estimates, and we believe that the following are the critical accounting estimates used in the preparation of our consolidated financial statements. There are other items within our consolidated financial statements that require estimation and judgment but they are not deemed critical as defined above. This discussion and analysis should be read in conjunction with NPS’ consolidated financial statements and related notes included in this document.

Accounts receivable and allowance for doubtful accounts

Trade accounts receivable are recorded at the invoiced amount. No interest is charged on past-due balances. The Company grants credit to customers based upon an evaluation of each customer’s financial condition. The Company periodically monitors the payment history and ongoing creditworthiness of customers. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowances management considers historical losses adjusted to take into account current market conditions and the customer’s financial conditions, the amount of receivable in dispute, current receivables ageing and current payment patterns. Significant individual accounts receivable balances and balances which have been outstanding greater than 90 days are reviewed individually for collectability.

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Property, plant and equipment

Property, plant and equipment is stated at cost. The cost of ordinary maintenance and repair is charged to operating expense, while replacement of critical components and major improvements that extend the life of the related asset are capitalized. Capital work in progress mainly represents costs incurred on drilling rigs and equipment which are in transit at the reporting date. No depreciation is charged to purchase capital work in progress. Depreciation or amortization of property and equipment is calculated using the straight-line method over the asset’s estimated useful life as follows:

Buildings and leasehold Improvements	5 to 25 years or the estimated lease period, whichever is shorter
Drilling rigs, plant and equipment	3 to 15 years
Furniture and fixtures	5 years
Office equipment and tools	3 to 6 years
Vehicles and cranes	5 to 8 years

Property, plant and equipment is reviewed for impairment on an annual basis or whenever events or changes in circumstances indicate the carrying value of an asset or asset group may not be recoverable. Indicative events or circumstances include, but are not limited to, matters such as a significant decline in market value or a significant change in business climate (“triggering events”). An impairment loss is recognized when the carrying value of an asset exceeds the estimated undiscounted future cash flows from the use of the asset and its eventual disposition.

The amount of impairment loss recognized is the excess of the asset’s carrying value over its fair value. In determining the fair market value of the assets, the Company considers market trends and recent transactions involving sales of similar assets, or when not available, discounted cash flow analysis. Assets to be disposed of are reported at the lower of the carrying value or the fair value less cost to sell. Upon sale or other disposition of an asset, the Company recognizes a gain or loss on disposal measured as the difference between the net carrying value of the asset and the net proceeds received.

Goodwill

Goodwill is the excess cost of an acquired entity over the amounts assigned to assets acquired and liabilities assumed in a business combination.

Goodwill is evaluated for impairment on an annual basis, or more frequently if circumstances require. The Company performs a qualitative assessment to determine whether it is more-likely-than-not that the fair value of the applicable reporting unit is less than its carrying amount. If the Company determines, as a result of its qualitative assessment, that it is not more-likely-than-not that the fair value of the applicable reporting unit is less than its carrying amount, no further testing is required. If the Company determines, as a result of its qualitative assessment, that it is more-likely-than-not that the fair value of the applicable reporting unit is less than its carrying amount, a goodwill impairment assessment is performed using a two-step, fair value-based test. Under the first step, goodwill is reviewed for impairment by comparing the carrying value of the reporting unit’s net assets (including allocated goodwill) to the fair value of the reporting unit. The fair value of the reporting units is determined using a discounted cash flow approach. Determining the fair value of a reporting unit requires judgment and the use of significant estimates and assumptions. Such estimates and assumptions include revenue growth rates, discount rates operating margins, weighted average costs of capital, market share and future market conditions, among others. If the reporting unit’s carrying value is greater than its fair value, a second step is performed whereby the implied fair value of goodwill is estimated by allocating the fair value of the reporting unit in a hypothetical purchase price allocation analysis. If the amount of goodwill resulting from this hypothetical purchase price allocation is less than the carrying value of the reporting unit’s goodwill, the recorded carrying value of goodwill is written down to the implied fair value.

Intangible assets

The Company’s intangible assets with finite lives consist of customer contracts acquired in connection with the acquisition of NPS Bahrain in 2014. The cost of intangible assets with finite lives is amortized over the estimated period of economic benefit, ranging from 1 to 3 years. Asset lives are adjusted whenever there is a change in the estimated period of economic benefit. No residual value has been assigned to these intangible assets.

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Intangible assets with finite lives are tested for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable. These conditions may include a change in the extent or manner in which the asset is being used or a change in future operations. The Company assesses the recoverability of the carrying amount by preparing estimates of future revenue, margins, and cash flows. If the sum of expected future cash flows (undiscounted) is less than the carrying amount, an impairment loss is recognized. The impairment loss recognized is the amount by which the carrying amount exceeds the fair value. Fair value of these assets may be determined by a variety of methodologies, including discounted cash flow models.

Revenue recognition

The Company’s revenues are generated principally from providing services and the related equipment. Revenues are recognized when the services are rendered and collectability is reasonably assured. Revenues from services and equipment are based on fixed or determinable priced purchase orders or contracts with the customer and do not include the right of return. Rates for services and equipment are priced on a per day, per unit of measure, per man hour or similar basis. Sales taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and therefore are excluded from revenues in the consolidated statements of income. Services performed but not billed at the end of the reporting period are classified as unbilled revenues. The unbilled revenues for services performed are calculated based on the rates stated in the purchase orders or contracts with the customers. The unbilled revenues are typically billed within one to six months depending on the nature of customer contract.

Zakat

Zakat is provided for Saudi Arabian subsidiaries in accordance with Saudi Arabian fiscal regulation. The provision is not charged through consolidated statement of income but instead charged through equity. Zakat is a shareholder obligation and is computed on the Saudi shareholders’ share of equity or net income using the basis defined under the Zakat regulations.

Income taxes

The Company is based in the Emirate of Dubai (“Dubai”) in the UAE, where no federal taxation exists. Dubai has issued corporate tax decrees that theoretically apply to all businesses established in the UAE. However, in practice, these laws have not been applied. The Company has not paid or accounted for any payment of income taxes since its inception. The Company is aware of the risk that the tax decrees may be more generally applied in Dubai in the future and of the remote risk that they may be applied retrospectively. The Company has provided for income taxes based on the tax laws and rates in effect in the foreign countries where the Company operates and earns income. The income taxes in these jurisdictions vary substantially.

The Company recognizes the amount of taxes payable or refundable for the year. In addition, deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. A valuation allowance is provided for deferred tax assets if it is more likely than not that these items will not be realized.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets are dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax-planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences, net of the existing valuation allowances.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized upon settlement. The Company recognizes interest and penalties related to an underpayment of income taxes, where applicable, in its consolidated statements of operations as a component of income tax expense.

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Internal Controls and Procedures

NPS is not currently required to comply with the SEC’s rules implementing Section 404 of the Sarbanes Oxley Act of 2002, and is therefore not required to make a formal assessment of the effectiveness of NPS’s internal control over financial reporting. Subsequent to becoming a subsidiary of a public company, NPS’s publicly traded parent company will be required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act of 2002, which will require its management to certify financial and other information in its quarterly and annual reports and provide an annual management report on the effectiveness of NPS’s internal control over financial reporting.

GES MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and related notes of GES included elsewhere in this Report . This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

References in this section to the “Company,” “Group,” “us” or “we” refer to GES.

Description of the Business

GES was incorporated in the Sultanate of Oman as a limited liability company on May 31, 2005. On June 20, 2013, GES became a closed Omani joint stock company. The business activities of the Company and its subsidiaries (together referred to as “the Company”) include providing drilling equipment on rental and related services, providing well engineering services, directional drilling services, import and sale of oilfield equipment and rendering of specialized services to oil companies. The Company consists of twelve locally incorporated subsidiaries.

GES operates largely in the Sultanate of Oman. We also have operations in other key geographies across the Middle East and North Africa (“MENA”) region.

GES has established a solid position in Drilling Technology Solutions, Well Intervention and Fishing & Remedial services. GES has expanded its services portfolio in recent years and now the Company provides a broad suite of product and service offerings that are essential in the drilling and completion of new oil and natural gas wells and in the remedial work on existing wells. GES operates through eight service lines: Well Intervention Services, Drilling Technology Solutions, Fishing & Remedial Services, Work-over Services, Performance Drilling & Evaluation, Production & Completion Services, Drilling & Completion Fluids Technology and Services, and Environmental Services.

Most of Oman’s oil production is generated from technically challenging reservoirs. The country’s reservoir formations are hard in nature, located in a wide range of depths and produce a wide range of American Petroleum Institute (API) gravity oil. Due to these technical challenges, well rates and recovery factors are generally lower in the country as compared to regional peers. GES has a strong fleet of tools and equipment and advanced API certified facilities for efficient maintenance and repair of its tools and equipment. These facilities are located in each of Nizwa, to support operations in the North of Oman, and in Nimr, to support operations in the South.

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Marketing and Customers

GES has leveraged its technical abilities and track record of successful operations to establish long-tenured relationships with its client base which includes the major operators in Oman, in particular Petroleum Development Oman (PDO), British Petroleum (BP), Occidental Petroleum Corporation (OXY), and Medco Energy. We are also currently working to increase our operations with international clients like Saudi Aramco, Sonatrach and Kuwait Oil Company. In our target regions, contract duration is typically at least three years and customer retention rates are generally high as our clients do not switch oilfield service providers frequently. GES has a successful track record of extending its contracts with a renewal rate greater than 90% over the past five years.

Products and Services

Business segment	Oman	Saudi Arabia	Kuwait	Algeria
Well Intervention	✓
Drilling Technology Solutions	✓	✓		✓
Fishing & Remedial	✓	✓	✓	✓
Work-over	✓
Cementing	✓
Performance Drilling & Evaluation	✓
Performance Drilling & Evaluation	✓
Production & Completion	✓
Drilling & Completion Fluids	✓

Industry Trends

GES operates in key geographies within the MENA region, which continues to be a vital source of global energy supply. According to Douglas Westwood Onshore Drilling and Production Outlook dated Q4 2017, during the recent industry downturn the MENA region saw less of a reduction in oil and gas activities than North America. In many MENA countries, the energy sector continues to serve as the major source of national revenues. Even at lower oil and gas prices, such oil and gas dependent economies have continued to maintain significant production activities. Further, the Middle East markets have among the lowest breakeven cost of oil and natural gas production in the world, which enables them to continue to produce profitably at significantly lower commodity prices.

Projected increases in energy demand are expected to lead to sustained capital expenditures on drilling, completion and production of oil and natural gas wells in the MENA region. The rise in oil prices in the last six months has provided relative stability to the market. However, the adherence of Oman to OPEC’s requirement to reduce production by an estimated 5% has affected activity in certain areas of our business.

Key Performance Indicators

GES uses a variety of operational and financial measures to assess its performance. Among the measures considered by management are Revenue, Net income, and Adjusted EBITDA.

Revenue

GES analyzes its revenue by comparing actual monthly revenue to internal projections and prior periods in order to assess performance, identify potential areas for improvement, and determine whether the business is meeting management’s expectations.

Net Income

GES views net income as an important indicator in order to assess performance, identify potential areas for improvement, and determine whether the business is meeting management’s expectations.

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Adjusted EBITDA

GES views Adjusted EBITDA as an additional important indicator of performance. GES defines Adjusted EBITDA as net income plus interest expense, taxes, depreciation, amortization, impairment and transaction expenses.

Transaction expenses are defined as non-recurring expenses incurred in connection with the purchase of GES shares by  NESR.

Note Regarding Non-GAAP Financial Measures

Adjusted EBITDA is not a financial measure presented in accordance with GAAP. GES believes that the presentation of this non-GAAP financial measure will provide useful information to investors in assessing its financial performance and results of operations as GES’s board of directors, management and investors use Adjusted EBITDA to assess its financial performance because it allows them to compare GES’s operating performance on a consistent basis across periods by removing the effects of its capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of its management team. This non-GAAP financial measure should not be considered as an alternative to the most directly comparable GAAP financial measure. This non-GAAP financial measure has important limitations as an analytical tool because it excludes some but not all items that affect the most directly comparable GAAP financial measure. You should not consider Adjusted EBITDA in isolation or as a substitute for an analysis of GES’s results as reported under GAAP. Because Adjusted EBITDA may be defined differently by other companies in its industry, GES’s definition of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. GES’s financial statements in this Report are presented in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Executive Overview

During both the first quarter of 2018 and the first quarter of 2017, the industry faced a challenging environment in many of our key markets. Our primary focus was to maintain our market share in Oman while expanding our geographical footprint and service offering in order to sustain our long-term growth plans.

Our results for the three months ended March 31, 2018 include:

●	A decrease in net revenue of RO 2.4 million or 13% as compared to the prior year’s first quarter. The decrease was due to the expiry of a significant client contract of RO 3.2 million, partially offset with higher activity under ongoing contracts of RO 0.8 million, of which RO 0.3 million was generated from Oman operations and RO 0.5 million came from our MENA region operations outside of Oman.

●	A decrease in net income of RO 2.6 million or 94%, from 15% of revenue in the first quarter of 2017 to 1% of revenue in the first quarter of 2018, mostly due to the termination of a significant international drilling equipment rental contract which had higher profit margins relative to ongoing activities.

●	A decrease in Adjusted EBITDA of RO 2.7 million or 47% as compared to the prior year’s first quarter. As a percentage of revenue, Adjusted EBITDA decreased from 32% of revenue in the first quarter of 2017 to 20% of revenue in 2018, largely due to a change in the revenue mix with the termination of a significant international drilling equipment rental contract as explained above.

In 2018, our key focus was on client service delivery in order to enhance our market share. The following highlights a few examples of strategic actions that occurred during the period which management believes will position the Company well for long-term value creation:

●	In Oman, we have secured a 4 year contract representing the Company’s first Integrated Services Project covering 19 services and commencing in June 2018.

●	We have been awarded an 8-year exclusive contract for downhole tool rentals in Upper Shuaiba, commencing in July 2018.

●	We were awarded a 3 month extension to our Hoist Services contract, commencing in May 2018.

●	We were awarded a new contract for 3 years covering Fishing Services and commencing in February 2018.

●	We have secured a new contract for downhole tool rentals, covering a scope of 8 wells in 2018 and commencing from April 2018

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Results of Operations

The discussions below relating to significant line items from our consolidated statements of income (loss) are based on available information and represent our analysis of significant changes or events that impact the comparability of reported amounts. Where appropriate, we have identified specific events and changes that affect comparability or trends and, where reasonably practicable, have quantified the impact of such items. In addition, the discussions below for revenue and cost of revenue are on a total basis as the business drivers for all services are similar. All amounts in tabulations in this section are in Omani Rials, unless otherwise stated.

The following is a comparison of our result of operations for the three months ended March 31, 2018 compared to the three months ended March 31, 2017:

(In Omani Rials)	Three Months Ended March 31,
			As % of Revenues
Description	2018	2017	2018	2017	Variance	%
	RO	RO			RO
Net revenue	15,647,618	18,065,353	100%	100%	(2,417,735)	(13)%
Direct costs	(6,006,183)	(5,600,783)	38%	31%	405,400	7%
Staff costs	(4,886,045)	(5,076,466)	31%	28%	(190,421)	(4)%
Depreciation and amortization	(1,947,924)	(2,269,049)	12%	13%	(321,125)	(14)%
Gross profit	2,807,466	5,119,055	18%	28%	(2,311,589)	(45)%
Administrative and general expense	(1,865,230)	(1,663,814)	12%	9%	201,416	12%
Impairment loss on trade and other receivables including contract assets	(37,880)	-	<1%	N/A	37,880	N/A
Finance costs	(346,832)	(318,986)	2%	2%	27,846	9%
Finance income	-	156,258	N/A	1%	(156,258)	(100)%
Other income	36,931	57,326	<1%	<1%	(20,395)	(36)%
Share of loss of equity-accounted investee (net of tax)	(79,366)	(65,346)	1%	<1%	14,020	21%
Profit before taxation	515,089	3,284,493	3%	18%	(2,769,404)	(84)%
Income tax expense	(353,605)	(565,868)	2%	3%	(212,263)	(38)%
Net profit and total comprehensive income for the period	161,484	2,718,625	1%	15%	(2,557,141)	(94)%

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The following is a non-GAAP measure used by the Company to assess its results of operations:

(In Omani Rials)	Three Months Ended March 31,
			As % of Revenues		Variance
Description	2018	2017	2018	2017	RO	%

Net income	161,484	2,718,625	1%	15%	(2,557,141)	(94)%
Add: Income tax expense	353,605	565,868	2%	3%	(212,263)	(38)%
Less: Finance income	-	(156,258)	<1%	1%	(156,258)	(100)%
Add: Finance costs	346,832	318,986	2%	2%	27,846	9%
Add: Depreciation and amortization (1)	2,064,400	2,384,605	13%	13%	(320,205)	(13)%
Add: Transaction expenses	168,226	-	1%	N/A	168,226	N/A
Adjusted EBITDA	3,094,547	5,831,826	20%	32%	(2,737,279)	(47)%

(1) The depreciation and amortization value above includes amounts recorded under Administrative and General Expense.

Net Revenue. Net revenue is comprised of gross revenue from the sale of products and services less volume discounts. Net revenue for the three months ended March 31, 2018 decreased by RO 2.4 million, or 13%, to RO 15.6 million from RO 18.1 million for the three months ended March 31, 2017. The decrease was due to the expiry of a significant client contract of RO 3.2 million, partially offset with higher activity under ongoing contracts of RO 0.8 million

Direct Costs. Direct costs for the three months ended March 31, 2018 increased by RO 0.4 million, or 7%, to RO 6.0 million from RO 5.6 million for the three months ended March 31, 2017. Direct costs as a percentage of total revenue for the three months ended March 31, 2018 was 38% compared to 31% for the three months ended March 31, 2017, which represents an increase of 7%. Such increases were mainly due to a change in revenue mix towards higher inventory or product intensive segments, partially offset by the non-repeat of the reversal of excess inventory provisions which were recorded in the first quarter of the prior year.

Staff Costs. Staff costs for the three months ended March 31, 2018 decreased by RO 0.2 million, or 4%, to RO 4.9 million from RO 5.1 million for the three months ended March 31, 2017 largely due to staff headcount reductions which were implemented. Staff costs as a percentage of total revenue for the three months ended March 31, 2018 was 31% compared to 28% for the three months ended March 31, 2017, which represents an increase of 3%. This increase as a percentage of total revenue was due to the change in revenue mix resulting from the termination a significant equipment rental contract which had higher margins relative to ongoing business operations.

Depreciation and Amortization. Depreciation and amortization for the three months ended March 31, 2018 decreased by RO 0.3 million, or 14%, to RO 2.0 million from RO 2.3 million for the three months ended March 31, 2017. Depreciation and amortization as a percentage of total revenue for the three months ended March 31, 2018 and 2017 was 12% and 13% respectively, which represents a decrease of 1%. This decrease in depreciation and amortization was as a result of some fixed assets becoming fully depreciated during the prior year.

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Administrative and general expense. Administrative and general expense, which represents costs associated with managing and supporting our operations, increased by RO 0.2 million, or 12%, to RO 1.9 million for the three months ended March 31, 2018 from RO 1.7 million for the three months ended March 31, 2017. The increase in administrative and general expenses is mostly due to an increase in professional fees and transaction expenses associated with the purchase of GES shares by SCF Partners and NESR .

Impairment loss on trade and other receivables including contract assets. Impairment loss on trade and other receivables including contract assets increased by RO 0.04 million to RO 0.04 million for the three months ended March 31, 2018 from RO (Nil) million for the three months ended March 31, 2017. The increase was due to impairment losses resulting from an assessment of collectability of receivables during the first quarter of 2018.

Finance Cost. Finance cost increased by RO 0.03 million, or 9%, to RO 0.35 million for the three months ended March 31, 2018 from RO 0.32 million for the three months ended March 31, 2017. The minor increase was due to higher utilization of the working capital facility during the first quarter of 2018.

Finance Income. Finance income decreased by RO 0.2 million, or 100% to RO (Nil) million for the three months ended March 31, 2018 from RO 0.2 million for the three months ended March 31, 2017. This decrease is due to the full re-payment of the related party receivables of Mubadarah during the year 2017.

Other income, net. Other income, net, decreased by RO 0.02 million, or 36% to RO 0.04 million for the three months ended March 31, 2018 from RO 0.06 million for the three months ended March 31, 2017. The decrease is due to the drop in office rent charged to Mubadarah Investment LLC group related parties.

Share of loss of equity-accounted investee, net of tax. Share of loss of equity-accounted investee, net of tax increased by RO 0.01 million, or 21% to RO 0.08 million loss for the three months ended March 31, 2018 from RO 0.07 million loss for the three months ended March 31, 2017. The increase is due to higher losses of Tasneaa Oil and Gas Technology LLC.

Taxation. Taxation decreased by RO 0.2 million, or 38%, to RO 0.4 million for the three months ended March 31, 2018 from RO 0.6 million for the three months ended March 31, 2017. This decrease is primarily due to lower profits in the first quarter of 2018. Taxation charge did not decrease in proportion to the profits as certain Subsidiaries recorded profit during the three months ended March 31, 2018 for which tax had to be provided in spite of losses in certain other Subsidiaries.

Net Profit. Net profit was RO 0.2 million for the three months ended March 31, 2018 as compared with net income of RO 2.7 million for the three months ended March 31, 2017.

Liquidity

Our objective in financing our business is to maintain sufficient liquidity, adequate financial resources and financial flexibility in order to fund the requirements of our business. During the first quarter of 2018 and the first quarter of 2017, we used cash to fund a variety of activities including certain working capital needs, capital expenditures, repayment of short term borrowings, and the payment of employees’ end of service benefits. We believe that cash flows generated from operations and the available bank loans and bank overdraft facility, including the discounted bills, will provide sufficient liquidity to manage our cash needs. We have obtained our bank loans from National Bank of Oman and Ahli Bank.

(i) New term loan:

In November 2015, the Company had re-financed all of its existing bank term loans with National Bank of Oman for a single term loan of RO 23.10 million (“the new term loan”) (“Tranche A”). As on March 31, 2018, the outstanding amount on this new term loan (“Tranche A”) was RO 12.8 million.

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The new term loan carries interest at the rate of LIBOR + 3.50% per annum and is repayable with quarterly instalments, starting 6 months from the drawdown in 18 equal instalments until July 2020.

During 2017, a new term loan (“Tranche B”) was availed by the Company to the extent of RO 1.96 million, out of which RO 1.8 million was outstanding at March 31, 2018. The “Tranche B” loan is repayable in equal quarterly installments starting 18 months from the first drawdown until June 2022.

The new term loan (“Tranche A and Tranche B”) contain covenants which among others, require certain financial ratios to be maintained which include maintaining a minimum debt service coverage ratio of 1.25.

Working capital funded facilities including overdraft, bill discounting and loan against trust receipts (“LTR”) facility carry an interest equal to US Dollar LIBOR for the applicable interest period, plus a margin of 3.50% per annum, and the bank overdraft carries an interest rate of LIBOR plus 3.5% subject to a floor level of 5%.

(ii) Other term loan:

The Company has also availed a term loan to the extent of RO 1.7 million from Ahli Bank. This balance is repayable with nine quarterly installment starting seven months from the first drawdown until December 2019 and carries interest at the rate 3 months / 6 months LIBOR + 4% per annum. RO 1.5 million of this loan is outstanding at March 31, 2018.

This other term loan has covenants which among others, certain financial ratios to be maintained including maintaining a minimum debt service coverage ratio of 1.25.

Cash Flows

Cash flows provided by / (used in) each type of activity were as follows for the three months ended March 31, 2018, and 2017:

(In Omani Rials)	Three Months Ended March 31,
	2018	2017
Cash Provided by/(used in):
Operating Activities	512,949	3,835,715
Investing Activities	(1,325,117)	(423,900)
Financing Activities	(481,052)	(2,955,635)
Net change in cash and cash equivalents	(1,293,220)	456,180

Operating Activities

Cash flows from operating activities provided cash of RO 0.5 million and RO 3.8 million for the three months ended March 31, 2018 and 2017, respectively. Cash flows from operating activities decreased by RO 3.3 million in the first quarter of 2018 primarily due to a decrease in profit before tax as well as changes in the working capital components (inventories, trade and other receivables and trade payables) for the three months ended March 31, 2018.

Investing Activities

Our principal recurring investing activity is the funding of capital expenditures to ensure that we have the appropriate levels and types of machinery and equipment in place to generate revenue from operations.

Cash flows used in investing activities increased by RO 0.9 million during the three months ended March 31, 2018, as compared to the three months ended March 31, 2017. Expenditures for capital assets including capital work in progress totaled RO 1.3 million and RO 0.4 million for the first quarters of 2018 and 2017, respectively. The increase in capital expenditures (CAPEX) in the first quarter of 2018 is due to ramp up of new equipment to service new contract awards as summarized in the Executive Overview above and for which the Company anticipates an increase in activity and revenues largely in the second half of 2018 .

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Proceeds from the disposal of assets were RO 0.08 million and RO (null) million for the three months ended March 31, 2018 and 2017, respectively. The disposals related to idle and obsolete tools and drilling equipment.

Financing Activities

Cash flows used in financing activities decreased by RO 2.5 million in the three months ended March 31, 2018, mainly as a result in net cash outflow from repayment of borrowings of RO 2.2 million (RO 3.7 million in 2017), partially offset by net cash inflows for related party balances of RO 0.8 million (outflow of RO 2.6 million in 2017), net cash inflow resulting from the net movement in short term bank borrowings during the respective quarter of RO 0.4 million (RO 2.3 million in 2017) and net cash inflow from bank borrowings availed of RO 0.6 million (RO 1.0 million in 2017).

Capital Resources

For the upcoming twelve month period, cash on hand, cash flows from operating activities and the available overdraft facility will provide us with sufficient capital resources and liquidity to manage our working capital needs, meet contractual obligations, fund capital expenditures, and support the development of our short-term and long-term operating strategies. If necessary, we may use short-term debt to fund cash needs in excess of the cash generated from operations.

Our objective when managing capital is to safeguard our ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

In order to maintain or adjust the capital structure, we may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt.

Capital is monitored based on the “gearing ratio”. This ratio is calculated as net debt divided by total capital. Net debt is calculated as total borrowings (including current and non-current borrowings as shown in the statement of financial position) less cash and cash equivalents. Total capital is calculated as equity as shown in the statement of financial position plus net debt.

Details of the Company’s bank covenants and its compliance thereto are set out in Note 10 of the Financial Statements.

Market Risk

Interest rate risk is the risk associated with the fluctuations in market interest rates and the effect it has on the financial position and cash flows of GES. The risk arises when interest-bearing financial assets and liabilities are affected by the interest rate volatility within a specified period. GES is exposed to interest rate risk primarily on its long-term LIBOR based loan from the National Bank of Oman SAOG and Ahli Bank.

Related Party Transactions

Related parties comprise the shareholders, key management personnel, subsidiary companies, jointly controlled entity, and associate, business entities in which the Company has the ability to control of exercise significant influence in financial and operating decisions and other related parties which are part of Mubadarah Investment LLC Group. In the ordinary course of business, such related parties provide goods and render services to the Group at mutually agreed rates.

For further details about our transactions with Related Parties please refer to “Certain Relationships and Related Party Transactions” and Note 14 (Related Party Transactions) of GES’ financial statements.

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Critical Accounting Policies and Estimates

The preparation of our consolidated financial statements and related disclosures requires us to make estimates, assumptions and judgments that affect the application of accounting policies and reported amounts of assets, liabilities, revenue and expenses and related disclosures as well as disclosures about any contingent assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenue and expenses.

We base these estimates on historical experience and other assumptions and information that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised and in any future periods affected. In particular, estimates that involve uncertainties and judgments which have a significant effect on the consolidated financial statements include provisions for impairment of receivables and inventories.

Impairment of property, plant and equipment, intangible assets, and goodwill

GES assesses assets or groups of assets, called cash-generating units (CGUs), for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or CGU may not be recoverable; for example, changes in the Group’s business plans, changes in the Group’s assumptions about commodity prices, low plant utilization, evidence of physical damage or, for oil and gas assets, significant downward revisions of estimated oil and gas reserves or increases in estimated future development expenditure or decommissioning costs. If any such indication of impairment exists, GES makes an estimate of the asset’s or CGU’s recoverable amount. Individual assets are grouped into CGUs for impairment assessment purposes at the lowest level at which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets. A CGU’s recoverable amount is the higher of its fair value less costs of disposal and its value in use. Where the carrying amount of a CGU exceeds its recoverable amount, the CGU is considered impaired and is written down to its recoverable amount.

Fair value less costs of disposal is the price that would be received to sell the asset in an orderly transaction between market participants and does not reflect the effects of factors that may be specific to the Group and not applicable to entities in general. An assessment is made at each year end as to whether there is any indication that previously recognized impairment losses may no longer exist or may have decreased. If such an indication exists, the recoverable amount is estimated. A previously recognized impairment loss is reversed only if there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognized. If that is the case, the carrying amount of the asset is increased to the lower of its recoverable amount and the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognized for the asset in prior years. Impairment reversals are recognized in profit or loss. After a reversal, the depreciation charge is adjusted in future periods to allocate the asset’s revised carrying amount, less any residual value, on a systematic basis over its remaining useful life.

Goodwill is reviewed for impairment annually or more frequently if events or changes in circumstances indicate the recoverable amount of the group of CGUs to which the goodwill relates should be assessed. In assessing whether goodwill has been impaired, the carrying amount of the group of CGUs to which goodwill has been allocated is compared with its recoverable amount. Where the recoverable amount of the group of CGUs is less than the carrying amount (including goodwill), an impairment loss is recognized. An impairment loss recognized for goodwill is not reversed in a subsequent period.

Determination as to whether, and by how much, an asset, CGU, or group of CGUs containing goodwill is impaired involves management estimates on highly uncertain matters such as the effects of inflation and deflation on operating expenses, discount rates, production profiles, reserves and resources, and future commodity prices, including the outlook for global or regional market supply-and-demand conditions for crude oil, natural gas and refined products. Judgment is required when determining the appropriate grouping of assets into a CGU or the appropriate grouping of CGUs for impairment testing purposes.

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As disclosed above, the recoverable amount of an asset is the higher of its value in use and its fair value less costs of disposal. Fair value less costs of disposal may be determined based on similar recent market transaction data or, where recent market transactions for the asset are not available for reference, using discounted cash flow techniques. Where discounted cash flow analyses are used to calculate fair value less costs of disposal, accounting judgments are made about the assumptions market participants would use when pricing the asset, CGU or group of CGUs containing goodwill and the test is performed on a post-tax basis.

Income taxes

Income tax expense represents the sum of current tax and deferred tax. Interest and penalties relating to income tax are also included in the income tax expense. Income tax is recognized in the Statement of profit and loss, except to the extent that it relates to items recognized in other comprehensive income or directly in equity, in which case the related tax is recognized in other comprehensive income or directly in equity. Current tax is based on the taxable profit for the period. Taxable profit differs from net profit as reported in the Statement of profit and loss because it is determined in accordance with the rules established by the applicable taxation authorities. It therefore excludes items of income or expense that are taxable or deductible in other periods as well as items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates and laws that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is provided, using the liability method, on temporary differences at the balance sheet date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. Deferred tax liabilities are recognized for all taxable temporary differences except:

●	where the deferred tax liability arises on the initial recognition of goodwill

●	where the deferred tax liability arises on the initial recognition of an asset or liability in a transaction that is not a Business Combination and, at the time of the transaction, affects neither accounting profit nor taxable profit or loss; and

●	In respect of taxable temporary differences associated with investments in subsidiaries and associates and interests in joint arrangements, where the Group is able to control the timing of the reversal of the temporary differences and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred tax assets are recognized for deductible temporary differences, carry-forward of unused tax credits and unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences and the carry-forward of unused tax credits and unused tax losses can be utilized except where the deferred tax asset relating to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither accounting profit nor taxable profit or loss. In respect of deductible temporary differences associated with investments in subsidiaries and associates and interests in joint arrangements, deferred tax assets are recognized only to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilized.

The carrying amount of deferred tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the balance sheet date. Deferred tax assets and liabilities are not discounted. Deferred tax assets and liabilities are offset only when there is a legally enforceable right to set off current tax assets against current tax liabilities and when the deferred tax assets and liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities where there is an intention to settle the current tax assets and liabilities on a net basis or to realize the assets and settle the liabilities simultaneously.

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The computation of GES’s income tax expense and liability involves the interpretation of applicable tax laws and regulations in many jurisdictions throughout the world. The resolution of tax positions taken by the Group, through negotiations with relevant tax authorities or through litigation, can take several years to complete and in some cases it is difficult to predict the ultimate outcome. Therefore, judgment is required to determine provisions for income taxes. In addition, the Group has carry-forward tax losses and tax credits in certain taxing jurisdictions that are available to offset against future taxable profit. However, deferred tax assets are recognized only to the extent that it is probable that taxable profit will be available against which the unused tax losses or tax credits can be utilized. Management judgment is exercised in assessing whether this is the case and estimates are required to be made of the amount of future taxable profits that will be available.

Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable are recorded at the invoiced amount. No interest is charged on past-due balances. The Group grants credit to customers based upon an evaluation of each customer’s financial condition. The Group periodically monitors the payment history and ongoing creditworthiness of customers. An allowance for doubtful accounts is established at a level estimated by the Group’s management to be adequate based upon various factors including historical experience, aging status of customer accounts, payment history and financial condition of customers. Significant individual accounts receivable balances and balances which have been outstanding greater than 90 days are reviewed individually for collectability. Account balances, when determined to be uncollectable, are charged against the allowance.

Internal Controls and Procedures

GES is not currently required to comply with the SEC’s rules implementing Section 404 of the Sarbanes Oxley Act of 2002, and is therefore not required to make a formal assessment of the effectiveness of GES’ internal control over financial reporting for that purpose. Subsequent to becoming a subsidiary of a public company, GES’ publicly traded parent company will be required to comply with the SEC’s rules implementing Section 302 of the Sarbanes-Oxley Act of 2002, which will require its management to certify financial and other information in its quarterly and annual reports and provide an annual management report on the effectiveness of GES’ internal control over financial reporting.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of our ordinary shares immediately following consummation of the Business Combination by:

●	each person who is the beneficial owner of more than 5% of the outstanding ordinary shares;

●	each of our named executive officers and directors following the Business Combination;

●	all named executive officers and directors of the following the Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages set forth in the table below with respect to NESR following the Business Combination are based on 85,562,769 ordinary shares issued and outstanding upon closing, which number reflects: (i) the redemption of 1,916,511 shares by shareholders, (ii) a total of $48,293,753 drawn down on the Backstop Commitment, (iv) a total of $50,000,000 drawn down on the Hana Loan Agreement including $600,000 of an origination fee issued as ordinary shares of the Company at closing at 11.244 per share, a total of $2,400,000 paid under the Olayan Relationship Agreement and issued as ordinary shares of the Company at closing at $11.244 per share, and (iii) interest totaling $4,700,000 paid to Hana Investments under the Shares Exchange Agreement.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

	Number of
	Shares	%
Name and Address of Beneficial Owners
Sherif Foda(1)	5,730,425	6.70%
Melissa Cougle	-	-
Thomas D. Wood(1)	5,790,568	6.77%
NESR Holding Ltd(1)	5,730,425	6.70%
Antonio J Campo Mejia	131,144	*
Hala Zeibak	-	-
Salem Al Noaimi	-	-
Mubadarah Investment LLC(5)	17,242,424	20.15%
Nadhmi Al-Nasr	-	-
Yasser Al Barami	621,212	*
Andrew Waite	-	-
Adnan Ghabris	-	-
Backstop Investor(2)	4,829,375	5.64%
Competrol Establishment(3)	3,000,000	3.51%
Hana Investments Co. WLL(3)(4)	14,025,258	16.39%
SV3 Holdings PTE Ltd.(6)	6,825,000	7.98%
Castle SPC Ltd.(7)	4,806,289	5.62%
Al-Nowais Investments LLC(8)	4,806,289	5.62%
All directors and officers as a group (10 persons)	6,542,924	7.65%

*less than 1%.

(1) Represents ordinary shares held directly by NESR Holdings Ltd., our Sponsor. Sherif Foda and Thomas Wood are shareholders and directors of NESR Holdings Ltd. and share voting and dispositive control over the securities held by our Sponsor, and thus share beneficial ownership of such securities. Each of Messrs. Foda and Wood disclaims beneficial ownership over any securities owned by our Sponsor in which he does not have any pecuniary interest.

(2) The Backstop Investor, MEA Energy Investment Company 2 Ltd, is wholly owned by Waha Capital.

(3) Each of Hana Investments and Competrol Establishment are part of The Olayan Group.

(4) Includes an aggregate of 418,001 shares issued to Hana Investments in lieu of a cash payment of $4,700,000in interest fees.

(5) Hilal Al Busaidy and Yasser Al Barami control Mubadarah Investment LLC.

(6) SV3 Holdings Pte Ltd is owned by two private equity funds: SCF-VIII, LP and Viburnum Funds Pty Ltd.

(7) Castle SPC Limited is wholly owned by Waha Capital.

(8) Hussain Al Nowais is the Chairman of Al-Nowais Investments LLC. He has a 7.56% ownership interest in Waha Capital.

Change of Control

As a result of the issuance of the shares pursuant to the Business Combination and related transactions, a change in control of the Company occurred as of June 6, 2018. Except as described in this Report, no arrangements or understandings exist among present or former controlling shareholders with respect to the election of members of our Board and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

In connection with and effective as of the closing of the Business Combination, Thomas Wood resigned as Chief Financial Officer, and Sherif Foda continues to serve as Chief Executive Officer and Chairman of the Company. Melissa Cougle was appointed to be Chief Financial Officer of the Company on June 12, 2018

Additionally, between May 23, 2018 and June 12, 2018 the Board was expanded to nine directors in connection with the completion of the Business Combination, and filled the vacancies created by the increase in board size with five persons, two (2) of whom were nominated by NPS Selling Stockholders, one (1) of whom was nominated by GES Selling Stockholders with the right to nominate one (1) additional director, and one (1) of whom was nominated by SV3, such that our post-closing Board of Directors consist of four (4) existing NESR directors, Sherif Foda, Thomas Wood, Antonio J. Campo Mejia, and Hala Zeibak who is nominated by and representing Olayan, and five (5) new directors, of which two (2) were nominated by NPS Selling Stockholders, Salim Al Noaimi and Adnan Ghabris, one (1) was nominated by GES Selling Stockholders, Yasser Al Barami, one nominated by SV3, Andrew L. Waite, and one (1) nominated by Olayan by agreement with management of the Company pursuant to the Olayan Relationship Agreement Nadhmi Al-Nasr. Compared to the Board listed in the Proxy Statement, not made Nadhmi Al-Nasr was added to increase the number of independent directors on the Board.

NESR’s board of directors is currently divided into two classes, Class I and Class II, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. Class I Director seats will next be up for election by shareholders at the annual general meeting in 2020; and the Class II Director seats will be up for election by shareholders at the annual general meeting in 2019.

As of the date hereof, the Company’s officers and directors are as follows:

Name	Age	Class	Position
Sherif Foda	48	II	Executive Chairman of the Board and Chief Executive Officer
Melissa Cougle	41		Chief Financial Officer
Thomas Wood	60	II	Director
Antonio J Campo Mejia	60	I	Director
Hala Zeibak[4]	37	I	Director
Salem Al Noaimi[1]	42	I	Director
Yasser Al Barami[2]	46	II	Director
Andrew Waite[3]	57	I	Director
Adnan Ghabris[1]	56	II	Director
Nadhmi Al-Nasr(5)	63	I	Director

(1) Following the completion of the Business Combination, two NPS Selling Stockholders, Al Nowais Investments LLC (“ANI”) and WAHA Finance Company, separately and collectively are entitled to nominate one director (two in total) to our Board of Directors, for so long as they or their affiliates hold at least 50% of the NESR ordinary shares acquired pursuant to the NPS Stock Purchase Agreement. NESR nominated to its Board a person nominated by each of those two parties, and immediately after the Closing Date, NESR shall invite a representative of both ANI and WAHA (“Board Observer”), as designated by the respective company in its own discretion, to attend all meetings of the Board, in a non-voting observer capacity and shall give such Board Observer copies of all notices, minutes, consents, and other materials that NESR provides to its Board as permitted by law. This right to nominate a Board member and appoint a Board Observer shall be retained as long as the respective shareholder holds 50% of the shares that it acquired pursuant to the NPS Stock Purchase Agreement.

(2) This is the initial nominee of the GES Selling Stockholders, which are entitled to nominate a total of two directors to our Board of Directors. The Company has agreed to such nomination and election.

(3) This is the initial nominee of SV3. Following the completion of the Business Combination, SV3 is entitled to nominate one director to our Board of Directors, for so long as they or their affiliates hold at least 60% of the Consideration Equity Stock set out against the name of SV3 in the SV3 Contribution Agreement and pursuant to the respective SV3 Voting Agreements. Mr. Waite shall be the principal director and he shall appoint Ms. Theresa Eaton to serve as his alternate, whereby Ms. Eaton shall be entitled to attend meetings in the absence of Mr. Waite and to vote or consent in place of Mr. Waite until such appointment as alternate lapses or is terminated.

(4) This is one nominee of Olayan pursuant to the Olayan Relationship Agreement, which entitles Olayan to nominate this director for as long as Olayan and its affiliates collectively hold at least 6,879,225 NESR ordinary shares. The Company has agreed to such nomination and election.

(5) This is a second independent director nominated by Olayan by agreement with management of the Company pursuant to the Olayan Relationship Agreement. Olayan is entitled to nominate this director by agreement with management of the Company for as long as Olayan and its affiliates collectively hold at least 6,879,225 NESR ordinary shares The Company has agreed to such nomination and election.

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Sherif Foda has served as our Chief Executive Officer and Chairman since our inception. He has more than 24 years of professional experience in the oil and gas industry working for Schlumberger Limited (NYSE: SLB) (“Schlumberger”) around the world, particularly in the Middle East, Europe and the U.S. From June 2016 to January 2018, he served as Senior Advisor to the Chairman of Schlumberger. From July 2013 through June 2016, he has served as an officer and the President for the Production Group of Schlumberger. From June 2011 to June 2013, he served as the President of Schlumberger Europe and Africa. From June 2009 to June 2011, he served as the Vice President and Managing Director of the Arabian market: Saudi Arabia, Kuwait and Bahrain. From July 2007 to May 2009, he served as the Worldwide Vice President for Well Intervention. From 2005 to 2007, he was the Vice President for Europe, Caspian and Africa. From 2002 to 2005, he served as the Managing Director of Schlumberger in Oman. In 2001, he served as the Operations Manager for UAE, Qatar, Yemen and the Arabian Gulf. He started his career in 1993 with Schlumberger, working on the offshore fields in the Red Sea, then transferred to Germany for two years, then as the general manager of operations in Eastern Europe countries (mainly Poland, Lithuania, Romania and Hungary). Prior to working in the oil and gas industry, he worked in the information technology and computer industry for two years in Egypt. He graduated in 1991 from Ain Shams University in Cairo, Faculty of Engineering, and he holds a BSc double major in Electronics and Automatic control. Mr. Foda is a board member of Energy Recovery, Inc. (NASDAQ: ERII), a technology company based in California. Also, he serves on the board of Trustees of Awty International School in Houston and is a board member for Al Fanar Venture philanthropy in London.

We believe that Mr. Foda is qualified to serve on our Board of Directors because of his extensive experience in the oil and gas industry including approximately 24 years with Schlumberger and his extensive oil field services industry experience throughout the MENA region and globally and as an executive and board member.

Melissa Cougle was appointed as Chief Financial Officer effective June 18, 2018. Ms. Cougle has over 15 years of experience as a finance professional in the oil field services sector. She joins NESR from Ensco plc, the global offshore drilling contractor, where she most recently served as Vice President-Integration having responsibility for global integration activities. Prior to that role, Ms. Cougle served as Vice President-Treasury where she was responsible for all capital management activities. During her career, Ms. Cougle served in many roles at Ensco and its predecessors including: Director-Finance and Administration, Director-Internal Audit, Director-Management Reporting and Financial Systems, and Director-Corporate Accounting. Her tenure at Ensco has brought her deep knowledge in the industry and capital markets as well as related to creating processes and systems for supporting continuous improvement. Ms. Cougle founded the diversity support network at Ensco and is a passionate advocate for the St. Baldrick's Foundation supporting childhood cancer research. Her career began with 6 years' experience through Manager in the audit and consulting practices of Arthur Andersen LLP and Protiviti where she gained exposure to multiple industries. Ms. Cougle is a Certified Public Accountant in the State of Texas and holds a Bachelor of Science Degree in Accounting from Louisiana State University.

Thomas Wood has served as a director since our inception and served as our Chief Financial Officer from inception until October 2017 and from November 29, 2017 until June 6, 2018. He is an entrepreneur with over 35 years of experience in establishing and growing public and private companies that provide or use oil and gas contract drilling services. Since December 1990, he has served as the Chief Executive Officer of Round Up Resource Service Inc., a private investment company. Mr. Wood founded Xtreme Drilling Corp. (TSX:XDC), an onshore drilling and coil tubing technology company, in May 2005 and served as its Executive Chairman until May 2011 and its Chief Executive Officer and Director from May 2011 through August 2016. He is the founder of Savanna Energy Services Corp. (TSE: SVY), a North American energy services provider, where he served as the Chairman from 2001 to March 2005. He also served as Director at various companies engaged in the exploration and production of junior oil and gas, including Wrangler West Energy Corp. from April 2001 to 2014; New Syrus Capital Corporation from 1998 to 2001 and Player Petroleum Corporation from 1997 to 2001. In addition, Mr. Wood served as the President, Drilling and Wellbore Service, of Plains Energy Services Ltd. from 1997 to 2000 and Wrangler Pressure Control from 1998 to 2001. He served as the President of Round-Up Well Servicing Inc. from 1988 to 1997 and Vice President of Shelby Drilling from 1981 to 1987. Mr. Wood holds a BA in Economics from University of Calgary.

We believe that Mr. Wood is qualified to serve on our Board of Directors because of his extensive experience in the oil and gas industry, his experience as an entrepreneur and building public companies and high growth organizations.

Antonio J. Campo Mejia, an independent director since May 12, 2017, has been a non-executive director of the Supervisory Board of Fugro N.V. (Euronext: FUR), a company providing geotechnical, survey, subsea and geosciences services, since 2014 and Vice-Chairman of Basin Holdings, a global holding company focused on providing products and services to energy and industrial customers since 2012. From 2012 to 2013, Mr. Campo Mejia served as non-executive director at Integra Group, an oilfield services company mainly active in Russia and the Commonwealth of Independent States and served as its Chief Executive Officer from 2009 to 2012. Mr. Campo Mejia also served as non-executive director at Basin Supply LP, Basin Tools LP and Basin Energy Services LP from 2009 to 2014. Prior to that, Mr. Campo Mejia spent 28 years of his professional career at Schlumberger, the world’s leading oilfield services company, in a multitude of senior management positions in different parts of the world. Mr. Campo Mejia served as the President of Latin America for Oilfield Services of Schlumberger from 2006 to 2008. Mr. Campo Mejia served as President of Europe & Africa, Schlumberger Oilfield Services from 2003 to 2006. From 2000 to 2006, he was the President of Schlumberger’s Integrated Project Management business responsible for the worldwide operations in this service line. From 1999 to 2000, Mr. Campo Mejia served as Director of Personnel for the Reservoir Management Group in Houston, Texas. From 1997 to 1999, he was the Vice President of Oilfield Services Latin America South managing a full range of services in the region. In his career prior to 1997, Mr. Campo Mejia held a number of senior management and technical positions in Schlumberger’s wireline business. Mr. Campo Mejia received his bachelor’s degree in Electronic Engineering from Pontificia Universidad Javeriana in 1980.

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We believe that Mr. Campo Mejia is qualified to serve on our Board of Directors because of his extensive experience in the oil and gas industry and his experience as an executive in oilfield services and board member of multinational companies.

Hala Zeibak who has been an independent director since May 12, 2017, is director of investments at Olayan Europe Limited, the investment advisory arm of The Olayan Group for the United Kingdom, Europe and Asia. The Olayan Group is a private multinational enterprise with a managed portfolio of international investments and diverse commercial and industrial operations in the Middle East. Ms. Zeibak joined The Olayan Group in July 2005, initially with Olayan America in New York. She transferred to Olayan Europe in London in January 2011. Ms. Zeibak’s focus is on public and private equity investments primarily in the energy and affiliated sectors, including oil, gas, power, commodities and industrials. She is a member of the Oxford Energy Policy Club. Ms. Zeibak received a BA in Economics from Tufts University in 2003, graduating Summa Cum Laude with membership in the Phi Beta Kappa Society. She went on to earn a master’s degree in 2005 from the Fletcher School of Law & Diplomacy at Tufts. Her concentration was international finance and trade.

We believe that Ms. Zeibak is qualified to serve on our Board of Directors because of her extensive experience in the investment community and with diverse industries and multinational operations including MENA.

Salem Al Noaimi was elected to the Board as of June 12, 2018 and is Waha Capital’s Chairman of the Board. Mr. Al Noaimi served as Waha Capital’s Chief Executive Officer & Managing Director from 2009 until March 2018 and lead the company’s strategic transformation into a leading investment company, managing proprietary and third-party assets. Previously, he served as the Deputy CEO of Waha Capital, and CEO of Waha Leasing. Additionally, Mr. Al Noaimi holds a number of board positions with large public and private companies. He is Chairman of Seha, Dunia Finance and Anglo Arabian Healthcare. He also a board member of New York-listed AerCap Holdings. Earlier in his career, Mr. Al Noaimi held various positions at Dubai Islamic Bank, the UAE Central Bank, the Abu Dhabi Fund for Development, and Kraft Foods. Mr. Al Noaimi is a UAE national and holds a degree in Finance and International Business from Northeastern University in Boston, USA.

We believe that Mr. Noaimi is qualified to serve on our Board of Directors because of his extensive experience in investing in the MENA region as well as experience as a Chief Executive Officer of a publicly listed company.

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Yasser Al Barami was elected to the Board as of June 6, 2018. Mr. Al Barami has more than 22 years of professional experience in the oil and gas industry. Mr. Al-Barami is the Chairman of GES which he co-founded in 2006 and holds the position of Chief Commercial Officer for GES. Mr. Al Barami has benefited from significant exposure to both the services industry as well as E&P industry which makes his experience unique in several aspects. Mr. Al Barami started his career in the drilling operations of Petroleum Development Oman (PDO) and over the next 9 years worked in different positions in Well Engineering in the field before progressing to PDO’s HQ where he was appointed to be a Team Leader for the same. Mr. Al Barami obtained his Bachelor’s degree in Mechanical Engineering from the University of Brighton, United Kingdom in 1995, and thereafter completed his MBA from the University of Lincoln, United Kingdom in 2003.

We believe that Mr. Barami is qualified to serve on our Board of Directors because of his extensive entrepreneurial experience as well as his E&P background and his knowledge of the MENA region and specifically Oman.

Andrew Waite was elected to the Board as of June 6, 2018. Mr. Waite is Co-President of LESA, the ultimate general partner of SCF and the ultimate general partner of the majority shareholder of SV3, and has been an officer of that company since October 1995. He was previously Vice President of Simmons & Company International, where he served from August 1993 to September 1995. From 1984 to 1991, Mr. Waite held a number of engineering and project management positions with Royal Dutch / Shell Group, an integrated energy company. Mr. Waite currently serves on the board of directors of Nine Energy Service, Inc. (NYSE: NINE), a position he has held since February 2013, is on the board of directors of Forum Energy Technologies, Inc. (NYSE: FET), a position he has held since August 2010, and is on the board of directors of Atlantic Navigation Holdings (Singapore) Limited (SGX: 5UL), a position he has held since January 2016. Mr. Waite previously served on the board of directors of Complete Production Services, Inc., a provider of specialized oil and gas completion and production services from 2007 to 2009, Hornbeck Offshore Services, Inc., a provider of marine services to the energy sector and military customers from 2000 to 2006, and Oil States International, Inc., a diversified oilfield services and equipment company from August 1995 through April 2006. Mr. Waite received an MBA with High Distinction from Harvard Business School, an MS degree in Environmental Engineering Science from California Institute of Technology and a BSc degree with First Class Honours in Civil Engineering from England’s Loughborough University.

We believe that Mr. Waite’s extensive public company experience in the energy sector, in particular in the oilfield services industry, and his experience in identifying strategic growth trends in true energy industry and evaluating potential transactions make him well qualified to serve on our board of directors.

Adnan Ghabris was elected to the Board as of June 12, 2018. Mr. Ghabris has over 30 years of experience in the oil service industry. Mr. Ghabris has served as Chief Executive Officer of NPS since 2008. Before serving as Chief Executive Officer of NPS, Mr. Ghabris spent more than 20 years with Schlumberger, where he held several executive roles in operations, technical and marketing in the following countries: Kuwait, Syria, Libya, Canada, Kingdom of Saudi Arabia and the United Arab Emirates from 1989 to 2008.

Mr. Ghabris was the Vice President of Schlumberger Arabian Region from 1999 to 2004 covering Kingdom of Saudi Arabia, Kuwait, Bahrain and Pakistan. Prior to his assignment as a Chief Executive Officer of NPS, he held the position of Integrated Project Manager for Schlumberger Middle East and Asia based in Dubai. Mr. Ghabris holds a Master’s Degree in Chemical Engineering from Kuwait University (Honors) and a Bachelor’s Degree in Chemical Engineering in Rutgers, the State University of New Jersey, United States (Honors). He is a member of the Canadian Professional Engineers, American Institute for Chemical Engineers (AiChE) and the Society of Petroleum.

We believe that Mr. Ghabris is qualified to serve on our Board of Directors because of his extensive leadership experience in oilfield services and the MENA region. Mr. Ghabris has a unique experience with both large multinationals and start-ups which will be beneficial for the Board of Directors.

Nadhmi Al-Nasr was elected to the Board as of June 6, 2018. Mr. Al-Nasr is the Interim President and Executive Vice President, Administration and Finance of the King Abdullah University of Science and Technology (“KAUST”). Mr. Al-Nasr has been associated with KAUST from its inception in 2006 and was instrumental in its development as a state-of-the-art campus which opened its doors in 2009. Previously, Mr. Al-Nasr held several positions at Saudi Aramco, including Manager of the Shaybah Development Program, a mega-project built in one of harshest environments in Saudi Arabia. The project is widely regarded as one of Saudi Aramco’s most ambitious and successful ventures. Mr. Al-Nasr also managed the largest oilfield in the world, Ghawar oilfield for Saudi Aramco, and ensured the Kingdom’s ability to fill the production gap caused by the loss of oil output from Iraq and Kuwait during the Gulf War. Mr. Al-Nasr has also led Saudi Petroleum Overseas Ltd., London, as its Managing Director and has served as Executive Director of Community Services for Saudi Aramco. In 2014, Mr. Al-Nasr was appointed by royal decree to serve as a member of the Supreme Economic Council and was also appointed as a member of the Board of Trustees of the King Abdulaziz Centre for National Dialogue. In March 2017, Mr. Al-Nasr was appointed as Interim President of King Abdullah Petroleum Studies and Research Center (KAPSARC), in addition to his roles as Interim President and EVP at KAUST. Mr. Al-Nasr graduated with a Bachelor’s degree in Chemical Engineering from the King Fahd University of Petroleum and Minerals in 1978.

We believe that Mr. Al-Nasr is qualified to serve on our Board of Directors because of his extensive experience in the MENA region oil exploration and production industry and his experience with a major national oil company.

Theresa Eaton is a Managing Director of SCF Partners, a leading oilfield services private equity investor where she is responsible for sourcing acquisition opportunities at SCF as well as their ongoing strategic oversight and development. Ms. Eaton graduated from Duke University with a Bachelor of Arts dual degree in International Relations and Asian Studies with a concentration in Japanese. After graduating from Duke, she worked in the Institutional Securities Division and Private Wealth Management Division at Morgan Stanley in Manhattan. She subsequently attended Duke University Law School where she earned her J.D. and later worked in the Corporate and Securities group at Vinson & Elkins LLP. Prior to joining SCF Partners, Ms. Eaton worked at First Reserve Corporation, an energy focused private equity firm. Ms. Eaton serves on Duke University’s Board of Entrepreneurship & Innovation, the board of the Center for Hearing and Speech and the board of the Broach Foundation for Brain Cancer Research, an organization she co-founded and has jointly raised more than $4 million for glioblastoma research.

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We believe that Ms. Eaton is qualified to serve as an alternate director because of her extensive investing experience with entrepreneurial and high growth companies and we also believe her legal background will be beneficial for the Board of Directors.

Classified Board of Directors

In accordance with our Charter, our Board of Directors is divided into two classes with only one class of directors being elected in each year at a meeting of shareholders, with each class serving a two-year term.

Director Independence

NASDAQ listing standards require that a majority of our Board of Directors be independent as long as we are not a controlled company. As of the closing of the Business Combination, a majority of our Board of Directors are independent. An “independent director” is defined under the NASDAQ rules generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that Messrs. Antonio J. Campo Mejia, Hala Zeibak, Thomas Wood, Salem Al Noaimi, Andrew Waite and Nadhmi Al-Nasr are “independent directors” as defined in the NASDAQ listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Leadership Structure and Risk Oversight

As of the Business Combination, it is intended that Mr. Campo will be the lead independent director of the Board of Directors and Mr. Sherif Foda continues to serve as our Chief Executive Officer and Chairman of the Board.

The Board of Directors’ oversight of risk is administered directly through the Board of Directors, as a whole, or through its audit committee. Various reports and presentations regarding risk management are presented to the Board of Directors including the procedures that the Company has adopted to identify and manage risk. The audit committee addresses risks that fall within the committee’s area of responsibility. For example, the audit committee is responsible for overseeing the quality and objectivity of NESR’s financial statements and the independent audit thereof. The audit committee reserves time at each of its meetings to meet with the Company’s independent registered public accounting firm outside of the presence of the Company’s management.

Committees of the Board of Directors

As of the closing of the Business Combination, the standing committees of the Company’s Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Each of the committees reports to the Board. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

Our Audit Committee consists of Mr. Al Noaimi, Mr. Campo, and Mr. Waite, with Mr. Al Noaimi serving as the chairman of the Audit Committee. We believe that each of these individuals qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership. We also believe that Mr. Al Noaimi qualifies as an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K. Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our corporate website at www.nesrco.com.

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Compensation Committee

Our Compensation Committee consists of Mr. Campo, Ms. Zeibak and Mr. Wood, with Mr. Wood serving as the chairman of the Compensation Committee. Our Board of Directors has adopted a written charter for the Compensation Committee, which is available on our corporate website at www.nesrco.com.

Corporate Governance and Nominating Committee

A Corporate Governance and Nominating Committee was appointed to be responsible for, among other matters: (1) identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors; (2) overseeing the organization of our Board of Directors to discharge the board’s duties and responsibilities properly and efficiently; (3) identifying best practices and recommending corporate governance principles; and (4) developing and recommending to our Board of Directors a set of corporate governance guidelines and principles applicable to us.

Our Corporate Governance and Nominating Committee consists of Mr. Wood, Mr. Al-Nasr and Mr. Campo, with Mr. Campo serving as the chairman of the Corporate Governance and Nominating Committee. Our Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee, which is available on our corporate website at www.nesrco.com.

Compensation Committee Interlocks and Insider Participation

From inception through March 31, 2018, no officer or employee served as a member of the Company’s Compensation Committee, except for Mr. Thomas Wood, who served as NESR’s Chief Financial Officer from our inception until October 2, 2017 and from November 29, 2017 until June 6, 2018. None of our executive officers serve as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our officers, directors and persons who beneficially own more than ten percent of our ordinary shares to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, we believe that during the year ended December 31, 2017 there were no delinquent filers.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees, including our chief executive officer, chief financial officer and principal accounting officer. Our Code of Ethics is available on our corporate website, www.nesrco.com. If we amend or grant a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on our website at the above address. Our website is not part of this proxy statement.

Along with our guiding core ethical principles, our unwavering commitment to achieve responsible superior financial results, motivation of our employees and diversity of our culture are three main pillars that defines our company. We emphasize honesty and integrity, accountability, respect, fairness and confidentiality. We also take monitoring and compliance measures to ensure against discrimination, fraud, theft, harassment, retaliation and conflict of interest.

This Code of Conduct governs all sets of actions and applies to the behaviors of all employees socially and professionally throughout their employment with the company irrespective of the place, time and situation.

Ethical principles and our three main pillars combined are fundamental core values to the Company.

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Director Compensation

Our compensation committee determines the annual compensation to be paid to the members of our Board of Directors. Directors’ fees after the Business Combination have yet to be determined but are expected to consist of two components: a cash payment and the issuance of restricted shares.

Involvement in Certain Legal Proceedings

No executive officer or director of ours has been involved in the last ten years in any of the following:

●	Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●	Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or

●	Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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EXECUTIVE COMPENSATION

Pre-Closing Compensation of Executive Officers

Prior to consummation of the Business Combination, NESR had two executive officers, neither of whom was paid a salary by the Company.

The compensation of NPS’s and GES’s named executive officers before the consummation of the Business Combination is set forth in the Proxy Statement in the sections titled “Compensation of Directors and Executive Officers of NPS” and “Compensation of Directors and Executive Officers of GES” beginning on page 144 and on page 174, respectively, which is incorporated herein by reference.

Post-Closing Compensation of Executive Officers

Overview

Following the closing of the Business Combination, the Company intends to develop an executive compensation program that is consistent with its existing compensation policies and philosophies, which are designed to align compensation with Target Companies’ business objectives and the creation of shareholder value, while enabling Target Companies to attract, motivate and retain individuals who contribute to the long-term success of Target Companies.

Decisions on the executive compensation program will be made by the compensation committee. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the compensation committee. The executive compensation program actually adopted will depend on the judgment of the members of the compensation committee and may differ from that set forth in the following discussion.

We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. We anticipate that the compensation committee will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards (for more information relating to our intended equity compensation plan, please refer to the Incentive Plan Proposal).

We anticipate that compensation for our executive officers will have three primary components: base salary, an annual cash incentive bonus and long-term incentive compensation in the form of share-based awards.

Base Salary

It has been Target Companies’ historical practice to assure that base salary is fair to the executive officers, competitive within the industry and reasonable in light of Target Companies’ cost structure. Upon completion of the Business Combination, our compensation committee will determine base salaries and manage the base salary review process, subject to existing employment agreements.

Annual Bonuses

The Company intends to use annual cash incentive bonuses for the executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. The Company expects that, near the beginning of each year, the Compensation Committee will select the performance targets, target amounts, target award opportunities and other term and conditions of annual cash bonuses for the executive officers, subject to the terms of any employment agreement. Following the end of each year, the Compensation Committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the executive officers.

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Share-Based Awards

On May 18, 2018, the shareholders of the Company approved the NESR 2018 Long Term Incentive Plan (the “LTIP”), effective upon the closing of the Business Combination. The description of the LTIP set forth in the Proxy Statement section titled “Proposal No. 4 — NESR 2018 Long Term Incentive Plan” beginning on page 115 is incorporated herein by reference. A copy of the full text of the LTIP is filed as Exhibit 10.10 to this Report on Form 8-K and is incorporated herein by reference.

The Company intends to use share-based awards to reward long-term performance of the executive officers. The Company believes that providing a meaningful portion of the total compensation package in the form of share-based awards will align the incentives of its executive officers with the interests of its shareholders and serve to motivate and retain the individual executive officers.

Employment Agreements

One June 12, 2018 the Company signed an offer letter with Melissa Cougle regarding her employment as Chief Financial Officer of the Company effective June 18, 2018. The terms of Ms. Cougle’s employment are set forth in an offer letter dated June 12, 2018, a copy of which is filed as Exhibit 10.18 to this Report. Pursuant to the terms of the offer letter, Ms. Cougle will serve as Chief Financial Officer of the Company and will report to Sherif Foda, Chief Executive Officer of the Company. Ms. Cougle’s annual salary will be $300,000 and she will be eligible for an annual performance bonus set at a target of 100% of her salary based on performance of key performance indicators and she will receive a share-based incentive targeted at 200% of her base salary comprised of a mix of restricted stock units, performance stock units and stock options as determined by the NESR Board.

Other Compensation

The Company expects to maintain various employee benefit plans, including medical, dental, life insurance and retirement plans, in which the executive officers will participate.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of related party transactions involving NESR, NPS and GES in the last three years, other than as described in Item 1.01 of this Report.

NESR Related Person Transactions

Founder Shares

On February 9, 2017, the Company issued an aggregate of 5,750,000 ordinary shares to the Sponsor for an aggregate purchase price of $25,000. On May 11, 2017, the Company effectuated a 1.05-for-1 subdivision of its ordinary shares, resulting in an aggregate of 6,037,500 Founder Shares being held by the Sponsor of these 6,037,500 shares, an aggregate of up to 787,500 ordinary shares were subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor would own 20% of the Company’s issued and outstanding shares after the IPO. As a result of the underwriters’ election to partially exercise their over-allotment option on May 30, 2017, 480,425 Founder Shares are no longer subject to forfeiture. The underwriters elected not to exercise the remaining portion of the over-allotment option and, therefore, 307,075 Founder Shares were forfeited.

Sponsor maintained legal and voting rights to the Founder Shares while Mr. Foda and Mr. Wood maintained control of beneficial ownership. The Sponsor has agreed that, subject to certain limited exceptions, its Founder Shares will not be transferred, assigned or sold until one year after the date of the consummation of a Business Combination or earlier if, subsequent to a Business Combination, the last sales price of the Company’s ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 150 days after a Business Combination. Before the IPO, Mr. Foda and Mr. Wood, as beneficial owners of shares issued to Sponsor to maintain voting control, assigned beneficial ownership to some Founder Shares to certain key persons facilitating the organization of the IPO.

Private Warrants

Simultaneously with the consummation of the IPO, the Company consummated the private placement of 11,850,000 private warrants at a price of $0.50 per private warrant, generating total proceeds of $5,925,000. Additionally, on May 30, 2017, in connection with the underwriters’ election to partially exercise their over-allotment option in the IPO, the Company consummated the sale of an additional 768,680 private warrants at $0.50 per warrant, generating total gross proceeds of $384,340. The private warrants, which were purchased by the Company’s Sponsor, are substantially similar to the public warrants, except that if held by the original holders or their permitted assigns, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption and (iii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination. If the private warrants are held by holders other than its initial holders, the private warrants will be redeemable by the Company and exercisable by holders on the same basis as the public warrants. The proceeds from the private placement were added to the proceeds from our IPO held in the trust account.

Related Party Advances

During the period from January 23, 2017 (inception) through May 17, 2017, the Sponsor advanced the Company an aggregate of $193,899 for costs associated with its IPO and for working capital purposes. The advances are non-interest bearing, unsecured and due on demand. As of December 31, 2017, the company has repaid $192,910 of such advances. Advances amounting to $989 were outstanding as of December 31, 2017.

Promissory Note — Related Party

On February 10, 2017, the Company entered into a promissory note with the Sponsor, whereby the Sponsor agreed to loan the Company up to an aggregate of $300,000 (the “Promissory Note”) to be used in part for expenses incurred in connection with the IPO. The Promissory Note was non-interest bearing, unsecured and due on the earlier of June 30, 2017 or the closing of the IPO. The Promissory Note was repaid upon the consummation of the IPO on May 17, 2017.

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Administrative Service Fee

The Company entered into an agreement whereby, commencing on May 17, 2017 through the earlier of the consummation of a Business Combination or the Company’s liquidation, the Company will pay the Sponsor a monthly fee of $10,000 for office space, utilities and administrative support. For the period from January 23, 2017 (inception) through December 31, 2017, the Company incurred $80,000 in fees for these services, which such amount is included in operating costs in the accompanying condensed statements of operations and in accrued expenses in the accompanying consolidated balance sheets at December 31, 2017.

Related Party Loans

In order to finance transaction costs in connection with the Business Combination, the Sponsor, the Company’s officers, directors or their affiliates may, but are not obligated to, loan the Company funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of a Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans may be converted into Private Warrants at a price of $0.50 per warrant. There were no Working Capital Loans outstanding as of December 31, 2017.

NPS Related Person Transactions

Abdulaziz Mubarak Al-Dolaimi is a former founding shareholder of NPS and a former member of its board of directors. Payments of $1,200,000 were made in the 3 months ended March 31, 2017 towards settlement of receivables which were due from the founding shareholder to NPS and which arose in connection with the previous sale of the NPS business to new shareholders in 2014.

There were no related party transactions during the first quarter of 2018.

GES Related Person Transactions

GES has relationships with the following entities who are considered to be related parties, as a result of common shareholding of the involved entities. The related party relationships are documented in contractual agreements between GES and these entities.

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Mubadarah Investments LLC (“Mubadarah”)

Mubadarah, a Selling Stockholder, was the former parent company of GES.

In June 2012, Mubadarah obtained a loan from NBO amounting to 23.1 million Omani Riyals ($60.6 million) and for which GES was the guarantor. Under a corresponding shareholder loan agreement with Mubadarah, GES was responsible for making debt service payments towards the NBO bank loan. GES made payments to Mubadarah of $789,005 in 2015, $1,425,141 in 2016 and then a further $1,393,746 in 2017, as funds towards the repayment of the loan with NBO. The bank loan was fully repaid on 9 November 2017. GES is no longer a guarantor nor is it responsible for any loan financing payments to Mubadarah.

In 2015, GES purchased an office building from Mubadarah Real Estate LLC, an affiliate of Mubadarah Investment LLC, for $9,750,000. The building is occupied by GES along with other Mubadarah group entities. GES charges rental income to these group entities for the occupation of office space, based on usage. Rental income charged by GES to Mubadarah group entities amounted to $76,613 and $112,286 in the three months ended March 31, 2018 and March 31, 2017 respectively.

Heavy Equipment Manufacturing & Trading LLC (“HEMT”)

HEMT is 100% owned by Tasneea Oil & Gas Technology LLC, which is 80% owned by Mubadarah and 20% owned by GES. HEMT is engaged by various subsidiaries of GES for services such as fabrication, manufacturing and maintenance of tools and equipment. HEMT has charged GES amounts of $10,229 and $42,998 in the three months ended March 31, 2018 and 2017 respectively in relation to these services.

Prime Business Solutions LLC (“PBS”)

PBS is 100% owned by Mubadarah Business Solutions LLC and is involved in the development and maintenance of Enterprise Resource Planning (“ERP”) systems.

PBS has developed and implemented the GEARS (ERP) system for GES and is currently engaged to maintain it. GES has been charged maintenance fees from PBS of $674,800 and $176,400 in the three months ended March 31, 2018 and 2017 respectively.

Esnaad Solutions LLC (Esnaad)

Esnaad is 100% owned by Mubadarah and is a supply chain company involved in the sourcing and procurement of products for the Oil & Gas industry. Esnaad has charged GES amounts of $440,133 and $746,305 in the three months ended March 31, 2018 and 2017 respectively against the purchase of chemicals, drilling fluids, materials and supplies.

Sadara LLC

Sadara is 51% owned by Mubadarah and is engaged in the sourcing and procurement of products for the Oil & Gas industry. Sadara has charged GES amounts of to $nil and $38,060 in the three months ended March 31, 2018 and 2017 respectively against the purchase of chemicals, drilling fluids and products.

Key Management and Founders

Hilal Al Busaidy and Yasser Al Barami are both founding shareholders of GES and key management of the company.

GES has made advances to these key management members. The cumulative advances outstanding as at March 31, 2018 and December 31, 2017 were $4,573,966 and $4,518,338 respectively. Further details of these advances are provided in Note 14 (iii) of the Financial Statements.

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Falcon Oil Services LLC Arbitration. In 2017, an arbitration award of $875,000 was entered against GES. The arbitration relates to a subcontract entered into between Falcon Oil Services LLC (“Falcon Oil Services”), a company in which Hilal Al Busaidy owns a minority interest, and GES Oman in relation to services GES Oman had contracted to provide to Jannah Hunt in Yemen. Falcon Oil Services abandoned the contract after four days, and claimed a lack of security for delay in GES Oman returning Falcon Oil Services’ equipment. The arbitration award was brought against GES even though GES Oman was party to the original contract. In addition, GES believes that the arbitration should have been brought in Dubai rather than in Oman pursuant to the underlying contract. GES has been awarded a temporary stay on the enforcement of the award by the Omani courts. Mr. Hilal has a minority ownership interest in Falcon Oil Services.

Policies and Procedures for Related Person Transactions

Our Code of Ethics will require us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board of Directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our ordinary shares, or (c) immediate family member of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We also require each of our directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our Sponsor, officers or directors unless we have obtained an opinion from an independent investment banking firm and the approval of a majority of our disinterested and independent directors (if we have any at that time) that the Business Combination is fair to our unaffiliated shareholders from a financial point of view.

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MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Price Range of NESR Securities

Our ordinary shares and warrants are currently listed on the NASDAQ Capital Market under the symbols “NESR” and “NESRW,” respectively. Our ordinary shares and warrants each commenced separate public trading on June 5, 2017.

The table below sets forth, for the calendar quarters indicated, the high and low bid prices of our ordinary shares and warrants as reported on the NASDAQ for the period June 5, 2017 through March 31, 2018.

	Ordinary Shares		Warrants
Period	Low	High	Low	High
June 5 through June 30, 2017	$9.39	$9.62	$0.38	$0.60
July 1 through September 30, 2017	$9.51	$9.68	$0.40	$0.60
October 1 through December 31, 2017	$9.51	$9.99	$0.43	$0.85
January 1 through March 31, 2018	$9.89	$9.98	$0.77	$1.10
April 1 through June 30, 2018(1)	$9.92	$11.33	$0.71	$2.14

(1)	Through June 8, 2018.

On November 10, 2017, the trading date before the public announcement of the Business Combination, the closing sales price of the Company’s ordinary shares and warrants were $9.79, and $0.59, respectively.

Holders of NESR

As of the date of this Report, there were 26 holders of record of our ordinary shares and 2 holders of record of our warrants.

Dividend Policy of NESR

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial Business Combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial Business Combination. The payment of any cash dividends subsequent to our initial Business Combination will be within the discretion of our Board of Directors at such time. In addition, our Board of Directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness in connection with our Business Combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Price Range of NPS/GES Securities

Historical market price information regarding each of NPS and GES is not provided because there is no public market for either NPS’ or GES’ capital stock.

Dividend Policy of NPS

Prior to the Business Combination, NPS was a privately held company and does not have a policy of paying regular dividends to its shareholders. During the first quarter of 2018, NPS declared and paid $48.2 million in dividends to its shareholders to distribute the Receivables Proceeds, in accordance with the NPS Stock Purchase Agreement. In 2017, NPS declared approximately $20 million in dividends to its shareholders. No dividends were declared in 2015 and 2016. In future years subsequent to the Business Combination, NPS intends to establish a policy to fund a portion of the dividend that may be paid to NESR’s public shareholders in line with NESR’s dividend policy. Notwithstanding the foregoing, from time to time there may be certain contractual restrictions on NPS’ ability to pay dividends. For instance, NPS has an existing syndicated loan facility, due in installments through 2025, which restricts NPS ability to pay dividends if certain covenants, which include compliance with financial ratios, are not met. Additionally, NPS also has a bridge loan facility due in August 2018 which does not permit dividend distributions until such bridge loan is fully repaid.

Dividend Policy of GES

Prior to the Business Combination, GES was a privately held company and did not have a policy of paying regular dividends to its shareholders. In 2017, GES declared approximately $90.2 million dividend to its shareholders. No dividends were declared in 2015, 2016, and the first quarter of 2018. In future years subsequent to the Business Combination GES intends to establish a policy to fund a portion of the dividend that may be paid to NESR’s public shareholders in line with NESR’s dividend policy. Notwithstanding the foregoing, from time to time there may be certain contractual restrictions on GES’ ability to pay dividends. For instance, GES has a bank loan facility which includes restrictions on the distribution of dividends unless GES is in compliance with certain financial covenants required by such loan facility.

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DESCRIPTION OF SECURITIES

General

We are a company formed in the British Virgin Islands as a BVI business company (company number 1935445) and our affairs are governed by our Charter, the Companies Act and the common law of the British Virgin Islands. We are authorized to issue an unlimited number of both ordinary shares of no par value and preferred shares of no par value. The following description summarizes certain terms of our shares as set out more particularly in our Charter. Because it is only a summary, it may not contain all the information that is important to you.

Ordinary Shares

As of the date of this Report, there were 85,562,769 ordinary shares outstanding.

Under the Companies Act, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members is maintained by our transfer agent Continental Stock Transfer & Trust Company. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands Courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

At any general meeting on a show of hands every ordinary shareholder who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy will have one vote for each share held on all matters to be voted on by shareholders. Voting at any meeting of the ordinary shareholders is by show of hands unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken. Following the consummation of, or in connection with, our initial business combination, the rights and obligations attaching to our ordinary shares and other provisions of our Charter may be amended if approved by a majority of the votes of shareholders attending and voting on such amendment or by resolution of the directors. Our Board of Directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the Board of Directors out of funds legally available therefore.

We intend that our first actual annual meeting of shareholders will be held in 2019. If our shareholders want us to hold a meeting prior to that, they may requisition the directors to hold one upon the written request of members entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above such 30% level.

Our shareholders are entitled to receive ratable dividends when, as and if declared by the Board of Directors out of legally available funds. In the event of a liquidation or winding up of the company after our initial business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our shareholders with the redemption rights set forth above.

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Founder Shares

The Founder Shares held by Sponsor are identical to the other ordinary shares and have the same shareholder rights as public shareholders, except that the Founder Shares are subject to certain transfer restrictions. Specifically, our Sponsor has agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees as described below) until the earlier of (i) one year after the date of the consummation of our initial business combination or (ii) the date on which we complete a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period 150 days after our initial business combination, the Founder Shares will be released and may be registered and sold. Pursuant to the NPS Stock Purchase Agreement and the ANI Relationship Agreement and the WAHA Relationship Agreement, additional restrictions were imposed on Sponsor to prohibit selling 50% of its ordinary shares within the first year, permitting the sale of an additional 25% after the trading price exceeds $15.00, and the final 25% after the trading price exceeds $17.50.

Preferred Shares

Our Charter authorizes the creation and issuance without shareholder approval of an unlimited number of preferred shares divided into five classes, Class A through Class E each with such designation, rights and preferences as may be determined by a resolution of our Board of Directors to amend the Charter to create such designations, rights and preferences. We have five classes of preferred shares to give us flexibility as to the terms on which each Class is issued. Unlike Delaware law, all shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preference shares will allow us to issue shares at different times on different terms. No preferred shares are currently issued or outstanding. Accordingly, our Board of Directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights, which could adversely affect the voting power or other rights of the holders of ordinary shares. The preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we may do so in the future.

The rights of preferred shareholders, once the preferred shares are in issue, may only be amended by a resolution to amend our memorandum and articles of association provided such amendment is also approved by a separate resolution of a majority of the votes of preferred shareholders who being so entitled attend and vote at the class meeting of the relevant preferred class. If our preferred shareholders want us to hold a meeting of preferred shareholders (or of a class of preferred shareholders), they may requisition the directors to hold one upon the written request of preferred shareholders entitled to exercise at least 30% of the voting rights in respect of the matter (or class) for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30%.

Warrants

As of the date hereof, we had 22,921,700 public warrants and 12,618,680 private warrants outstanding. Each warrant entitles the registered holder to purchase one-half of one ordinary share at a price of $5.75 per half share, subject to adjustment as discussed below, at any time commencing on July 6, 2018 (30 days after the completion of our initial business combination). For example, if a warrant holder holds two warrants, such warrants will be exercisable for one ordinary share at a price of $11.50 per share. Warrants must be exercised for whole ordinary shares. The warrants will expire on June 6, 2023 (five years after the completion of an initial business combination).

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Notwithstanding the foregoing, no public warrants will be exercisable for cash unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the public warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in the same manner as if we called the warrants for redemption and required all holders to exercise their warrants on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the trading day prior to the date of exercise. There will be no net cash settlement of the warrants under any circumstances.

The private warrants are identical to the public warrants except that such warrants will be exercisable for cash (even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates.

We may call the warrants for redemption (excluding the private warrants), in whole and not in part, at a price of $0.01 per warrant,

●	at any time while the warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder,

●	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $21.00 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders, and

●	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a substantial premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. In this case, the “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our ordinary shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive stock issuances.

The public warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

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The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend (or bonus share issue), extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Except as described above, no public warrants will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the ordinary shares outstanding.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any dividends subsequent to our initial business combination will be within the discretion of our then Board of Directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent, Warrant Agent, and Right Agent

The transfer agent for our ordinary shares and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

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LEGAL PROCEEDINGS

The Company is not and has not been involved in any material legal proceedings, other than ordinary litigation incidental to its business. Although no assurances can be given about the final outcome of pending legal proceedings, at the present time the Company is not a party to any legal proceeding or investigation that, in the opinion of management, is likely to have a material adverse effect on its business, financial condition or results of operations.

There are no proceedings in which any of the Company’s directors, officers or any of their respective affiliates, or any beneficial shareholder of more than five percent of voting securities, is an adverse party or has a material interest adverse to the above-mentioned companies’ interest.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our charter, the BVI Business Companies Act, 2004, as amended and the common law of the British Virgin Islands allow us to indemnify our officers and directors from certain liabilities. Our charter provides that the Company may indemnify, hold harmless and exonerate against all direct and indirect costs, fees and expenses of any type or nature whatsoever, any person who (a) is or was a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a director, officer, key employee, adviser of the Company or who at the request of the Company; or (b) is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another enterprise.

The Company will only indemnify the individual in question if the relevant indemnitee acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the indemnitee had no reasonable cause to believe that his conduct was unlawful. The decision of the Board as to whether an indemnitee acted honestly and in good faith and with a view to the best interests of the Company and as to whether such indemnitee had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of our charter, unless a question of law is involved.

The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the relevant indemnitee did not act honestly and in good faith and with a view to the best interests of the Company or that such indemnitee had reasonable cause to believe that his conduct was unlawful.

The Company may purchase and maintain insurance, purchase or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond in relation to any indemnitee or who at the request of the Company is or was serving as a Director, officer or liquidator of, or in any other capacity is or was acting for, another Enterprise, against any liability asserted against the person and incurred by him in that capacity, whether or not the Company has or would have had the power to indemnify him against the liability as provided in our charter.

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 2.01 to this Report relating to the Hana Loan is incorporated into this item by reference.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the Closing, and as described in more detail in Item 2.01 of this Report, the Company issued an aggregate of 58,519,690 ordinary shares to (i) SV3, (ii) HIC, (iii) NPS Selling Stockholders, (iv) GES Selling Stockholders; (v) Mubadarah, (vi) GES Founders, (vii) the Backstop Investor and (viii) Hana Investments Co. WLL . Additionally, the Company issued 307,465 shares to the underwriters of the Company’s IPO, as part of compensation for certain deferred underwriting fees. These issuances were not registered the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The disclosure set forth above in Item 2.01 of this Report is incorporated by reference herein.

Item 5.01. Changes in Control of Registrant.

To the extent required, the information set forth under “Explanatory Note” and “Item 2.01. Completion of Acquisition or Disposition of Assets” of this Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 2.01 to this Report is incorporated into this item by reference.

On June 12, 2018 NESR announced the appointment of Ms. Melissa Cougle as Chief Financial Officer effective June 18, 2018. Ms. Cougle has over 15 years of experience as a finance professional in the oil field services sector. She joins NESR from Ensco plc, a global offshore drilling contractor, where she most recently served as Vice President-Integration having responsibility for global integration activities. Prior to that role, Ms. Cougle served as Vice President-Treasury where she was responsible for all capital management activities. During her career, Ms. Cougle served in many roles at Ensco and its predecessors including: Director-Finance and Administration, Director-Internal Audit, Director-Management Reporting and Financial Systems, and Director-Corporate Accounting. Her tenure at Ensco has brought her deep knowledge in the industry and capital markets as well as related to creating processes and systems for supporting continuous improvement. Ms. Cougle founded the diversity support network at Ensco and is a passionate advocate for the St. Baldrick’s Foundation supporting childhood cancer research. Her career began with 6 years’ experience through Manager in the audit and consulting practices of Arthur Andersen LLP and Protiviti where she gained exposure to multiple industries. Ms. Cougle is a Certified Public Accountant in the State of Texas and holds a Bachelor of Science Degree in Accounting from Louisiana State University.

The terms of Ms. Cougle’s employment are set forth in an offer letter dated June 12, 2018, a copy of which is filed as Exhibit 10.18 to this Report. Pursuant to the terms of the offer letter, Ms. Cougle will serve as Chief Financial Officer of the Company on at at-will basis and will report to Sherif Foda, Chief Executive Officer of the Company. Ms. Cougle’s annual salary will be $300,000 and she will be eligible for an annual performance bonus set at a target of 100% of her salary based on performance of key performance indicators and she will receive a share-based incentive targeted at 200% of her base salary comprised of a mix of restricted stock units, performance stock units and stock options as determined by the NESR Board.

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Item 5.06. Change in Shell Company Status.

Prior to the Business Combination, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended). As a result of the Business Combination, we have ceased to be a “shell company.” The information contained in this Report as filed with the SEC, constitute the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

Item 8.01 Other Events

On June 7, 2018, the Company announced that it had completed its Business Combination with GES and NPS on June 6, 2018. The press release is attached as Exhibit 99.6 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The historical financial statements of NPS for the three years ended December 31, 2017, 2016 and 2015 included in the Proxy Statement beginning on page F-20 are incorporated herein by reference. Additionally, the unaudited financial statements for the three months ended March 31, 2018 are filed as Exhibit 99.3 hereto.

The historical financial statements of GES for the three years ended December 31, 2017, 2016 and 2015 included in the Proxy Statement beginning on page F-45 are incorporated herein by reference. Additionally, the unaudited financial statements for the three months ended March 31, 2018 are filed as Exhibit 99.4 hereto.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial information of NESR for the year ended December 31, 2017 included in the Proxy Statement beginning on page 59 is incorporated herein by reference.

(d) Exhibits

Exhibit	Description
2.1	Stock Purchase Agreement, dated as of November 12, 2017, by and among National Energy Services Reunited Corp., Hana Investments Co. WLL, NPS Holdings Ltd and the selling stockholders signatory thereto.
2.2	Agreement for the Sale and Purchase of Shares, dated as of November 12, 2017, by and among Mubadarah Investments LLC, Hilal Al Busaidy, Yasser Said Al Barami and National Energy Services Reunited Corp.
10.1	Relationship Agreement, dated as of June 6, 2018, by and between National Energy Services Reunited Corp and WAHA.
10.2	Relationship Agreement, dated as of June 6, 2018, by and between National Energy Services Reunited Corp and AL Nowais Investments LLC.
10.3	Amended and Restated Registration Rights Agreement, by and among National Energy Services Reunited Corp, NESR Holdings Ltd., and each of the other signatories thereto.
10.4	Contribution Agreement, dated as of November 12, 2017, by and between SV3 Holdings Pte Ltd. and National Energy Services Reunited Corp.
10.5	Voting Agreement by and among National Energy Services Reunited Corp, NESR Holdings Ltd. and SV3 Pte Ltd.
10.6	Shares Exchange Agreement, dated as of November 12, 2017, by and between NESR Holdings Ltd. and National Energy Services Reunited.
10.7	Loan Agreement, dated as of September 21, 2017, by and among NESR Holdings Ltd. and Antonio Jose Campo Mejia.
10.8	Loan Agreement, dated as of September 21, 2017, by and among NESR Holdings Ltd. and Round Up Resource Service, Inc.
10.9	Forward Purchase Agreement by and between National Energy Services Reunited Corp. and MEA Energy Investment 2 Ltd., dated April 27, 2018.
10.10	NESR 2018 Long Term Incentive Plan
10.11	Warrant Agreement, dated May 11, 2017, by and between Continental Stock Transfer & Trust Company and the Company
10.12	Loan Agreement dated June 5, 2018, by and between National Energy Services Reunited Corp. and Hana Investments Co. WLL
10.13	Shares Purchase Exchange Agreement dated June 5, 2018, by and between National Energy Services Reunited Corp. and Hana Investments Co. WLL
10.14	Relationship Agreement dated June 5, 2018 by and between National Energy Services Reunited Corp., NESR Holdings Limited and Hana Investments Co. WLL
10.15	Registration Rights Agreement dated June 5, 2018, by and between National Energy Services Reunited Corp. and Hana Investments Co. WLL
10.16	Amended and Restated Registration Rights Agreement by and between National Energy Services Reunited Corp., NESR SPV Limited and Al Nowais Investments LLC
10.17	Letter Agreement by and between National Energy Services Reunited Corp. and each of the other signatories thereto
10.18	Offer Letter dated June 12, 2018 between National Energy Services Reunited Corp. and Melissa Cougle
10.19	Voting Agreement dated June 6, 2018 by and between National Energy Services Reunited Corp., NESR Holdings LTD. and SV3 Holdings PTE LTD.
10.20	Registration Rights Agreement dated June 6, 2018 by and between National Energy Services Reunited Corp. and SV3 Holdings PTE LTD.
10.21	Lock-Up Agreement dated June 6, 2018 by and between National Energy Services Reunited Corp. and SV3 Holdings PTE LTD.
21.1	Subsidiaries of Registrant
99.1	Financial statements of NPS for the three years ended December 31, 2017 (incorporated by reference to NESR’s definitive proxy statement filed with the SEC on May 8, 2018).
99.2	Financial statements of GES for the three years ended December 31, 2017 (incorporated by reference to NESR’s definitive proxy statement filed with the SEC on May 8, 2018).
99.3	Unaudited condensed consolidated financial statements of NPS for the three months ended March 31, 2018
99.4	Unaudited condensed consolidated financial statements of GES for the three months ended March 31, 2018
99.5	Unaudited pro forma condensed combined financial information of NESR for the year ended December 31, 2017 (incorporated by reference to NESR’s definitive proxy statement filed with the SEC on May 8, 2018).
99.6	Press Release, dated June 7, 2018

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

National Energy Services Reunited Corp.

June 12, 2018	By:	/s/ Sherif Foda
Sherif Foda
Chief Executive Officer

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NATIONAL ENERGY SERVICES REUNITED CORP.

Exhibit Index to Current Report on Form 8-K

Exhibit	Description
2.1	Stock Purchase Agreement, dated as of November 12, 2017, by and among National Energy Services Reunited Corp., Hana Investments Co. WLL, NPS Holdings Ltd and the selling stockholders signatory thereto.
2.2	Agreement for the Sale and Purchase of Shares, dated as of November 12, 2017, by and among Mubadarah Investments LLC, Hilal Al Busaidy, Yasser Said Al Barami and National Energy Services Reunited Corp.
10.1	Relationship Agreement, dated as of June 6, 2018, by and between National Energy Services Reunited Corp and WAHA.
10.2	Relationship Agreement, dated as of June 6, 2018, by and between National Energy Services Reunited Corp and AL Nowais Investments LLC.
10.3	Amended and Restated Registration Rights Agreement, by and among National Energy Services Reunited Corp, NESR Holdings Ltd., and each of the other signatories thereto.
10.4	Contribution Agreement, dated as of November 12, 2017, by and between SV3 Holdings Pte Ltd. and National Energy Services Reunited Corp.
10.5	Voting Agreement by and among National Energy Services Reunited Corp, NESR Holdings Ltd. and SV3 Pte Ltd.
10.6	Shares Exchange Agreement, dated as of November 12, 2017, by and between NESR Holdings Ltd. and National Energy Services Reunited.
10.7	Loan Agreement, dated as of September 21, 2017, by and among NESR Holdings Ltd. and Antonio Jose Campo Mejia.
10.8	Loan Agreement, dated as of September 21, 2017, by and among NESR Holdings Ltd. and Round Up Resource Service, Inc.
10.9	Forward Purchase Agreement by and between National Energy Services Reunited Corp. and MEA Energy Investment 2 Ltd., dated April 27, 2018.
10.10	NESR 2018 Equity Incentive Plan
10.11	Warrant Agreement, dated May 11, 2017, by and between Continental Stock Transfer & Trust Company and the Company
10.12	Loan Agreement dated June 5, 2018, by and between National Energy Services Reunited Corp. and Hana Investments Co. WLL
10.13	Shares Purchase Exchange Agreement dated June 5, 2018, by and between National Energy Services Reunited Corp. and Hana Investments Co. WLL
10.14	Relationship Agreement dated June 5, 2018 by and between National Energy Services Reunited Corp., NESR Holdings Limited and Hana Investments Co. WLL
10.15	Registration Rights Agreement dated June 5, 2018, by and between National Energy Services Reunited Corp. and Hana Investments Co. WLL
10.16	Amended and Restated Registration Rights Agreement by and between National Energy Services Reunited Corp., NESR SPV Limited and Al Nowais Investments LLC
10.17	Letter Agreement by and between National Energy Services Reunited Corp. and each of the other signatories thereto
10.18	Offer Letter between National Energy Services Reunited Corp. and Melissa Cougle
10.19	Voting Agreement dated June 6, 2018 by and between National Energy Services Reunited Corp., NESR Holdings LTD. and SV3 Holdings PTE LTD.
10.20	Registration Rights Agreement dated June 6, 2018 by and between National Energy Services Reunited Corp. and SV3 Holdings PTE LTD.
10.21	Lock-Up Agreement dated June 6, 2018 by and between National Energy Services Reunited Corp. and SV3 Holdings PTE LTD.
21.1	Subsidiaries of Registrant
99.1	Financial statements of NPS for the three years ended December 31, 2017 (incorporated by reference to NESR’s definitive proxy statement filed with the SEC on May 8, 2018).
99.2	Financial statements of GES for the three years ended December 31, 2017 (incorporated by reference to NESR’s definitive proxy statement filed with the SEC on May 8, 2018).
99.3	Unaudited condensed consolidated financial statements of NPS for the three months ended March 31, 2018
99.4	Unaudited condensed consolidated financial statements of GES for the three months ended March 31, 2018
99.5	Unaudited pro forma condensed consolidated combined financial information of NESR for the year ended December 31, 2017 (incorporated by reference to NESR’s definitive proxy statement filed with the SEC on May 8, 2018).
99.6	Press Release, dated June 7, 2018

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